Exhibit 10.66

CREDIT AGREEMENT

among

ADOBE SYSTEMS INCORPORATED

and

LENDERS NAMED HEREIN

and

ABN AMRO BANK N.V.,
as Administrative Agent for Lenders

(364-Day Revolving Credit/Term Loan Facility)

August 9, 2000

i

TABLE OF CONTENTS

(continued)

ii

TABLE OF CONTENTS

(continued)

		Page
8.02.	Expenses	63
8.03.	Indemnification	63
8.04.	Waivers; Amendments	64
8.05.	Successors and Assigns	64
8.06.	Setoff	68
8.07.	No Third Party Rights	68
8.08.	Partial Invalidity	68
8.09.	Jury Trial	68
8.10.	Confidentiality	69
8.11.	Counterparts	70
SCHEDULES

I	Lenders
II	Pricing Grid
3.01	Initial Conditions Precedent
4.01(q)	Subsidiaries
5.02(a)	Existing Indebtedness
5.02(b)	Existing Liens
5.02(e)	Existing Investments

EXHIBITS

A	Notice of Revolving Loan Borrowing (2.01(b))
B	Extension Request (2.02(a))
C	Notice of Term Loan Borrowing (2.03(b))
D	Notice of Interest Period Selection (2.04(b))
E	Notice of Term Loan Conversion (2.04(c))
F	New Lender Joinder (2.06(a))
G	Consent to Increase Commitment (2.06(a))
H	Revolving Loan Note (2.10(b))
I	Term Loan Note (2.10(c))
J	Assignment Agreement (8.05(c))

iii

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CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of August 9, 2000, is entered into by and among:

(1) ADOBE SYSTEMS INCORPORATED, a Delaware corporation (“Borrower”);

          (2)  Each of the financial institutions from time to time listed in Schedule I hereto, as amended from time to time (such financial institutions to be referred to herein collectively as “Lenders”); and

          (3)  ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”).

RECITALS

A. Borrower has requested Lenders to provide certain credit facilities to Borrower.

B.  Lenders are willing to provide such credit facilities upon the terms and subject to the conditions set forth herein.

AGREEMENT

          NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION I.     INTERPRETATION.

          1.01.  Definitions. Unless otherwise indicated in this Agreement or any other Credit Document, each term set forth below, when used in this Agreement or any other Credit Document, shall have the respective meaning given to that term below or in the provision of this Agreement or other document, instrument or agreement referenced below.

“ABN AMRO” shall mean ABN AMRO Bank N.V.

          “Administrative Agent” shall have the meaning given to that term in clause (3) of the introductory paragraph hereof.

          “Administrative Agent’s Fee Letter” shall mean the letter agreement dated as of August 9, 2000, between Borrower and Administrative Agent regarding certain fees payable by Borrower to Administrative Agent.

“Adobe Incentive Partners” shall mean Adobe Incentive Partners, L.P., a California limited partnership, in which Borrower is the general partner and all of the limited partners are Borrower or Affiliates of Borrower.

          “Adobe Incentive Partners Distributions” shall mean distributions of cash or securities owned by Adobe Incentive Partners, repurchases of unvested partnership interests in Adobe Incentive Partners, and issuances of partnership interests in Adobe Incentive Partners.

          “Affiliate” shall mean, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially or as a trustee, guardian or other fiduciary, ten percent (10%) or more of any class of Equity Securities of such Person, (b) each Person that controls, is controlled by or is under common control with such Person or any Affiliate of such Person or (c) each of such Person’s officers, directors, general partners and, if such Person is a joint venture organized as a separate legal entity, joint venturers having powers comparable to a general partner; provided, however, that in no case shall any of the following Persons be deemed to be an Affiliate of Borrower or any of its Subsidiaries for purposes of this Agreement: (i) Administrative Agent or any Lender or (ii) the general partner of any VC Partnership which would otherwise be deemed an Affiliate solely because it acts as general partner and controls such VC Partnership. For the purpose of this definition, “control” of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies.

          “Agreement” shall mean this Credit Agreement.

          “Applicable Lending Office” shall mean, with respect to any Lender, (a) in the case of its Base Rate Loans and Base Rate Portions, its Domestic Lending Office, and (b) in the case of its LIBOR Loans and LIBOR Portions, its Euro-Dollar Lending Office. “Applicable Margin” shall mean, with respect to any Loan or Portion at any time, the per annum margin which is determined pursuant to the Pricing Grid and added to the Base Rate or LIBO Rate, as the case may be, for such Loan or Portion; provided, however, that each Applicable Margin determined pursuant to the Pricing Grid shall be increased by two percent (2.00%) per annum on the date an Event of Default occurs and shall continue at such increased rate unless and until such Event of Default is waived or cured in accordance with this Agreement. The Applicable Margins shall be determined as provided in the Pricing Grid and may change for each Pricing Period.

          “Assignee Lender” shall have the meaning given to that term in Subparagraph 8.05(c).

          “Assignment” shall have the meaning given to that term in Subparagraph 8.05(c).

          “Assignment Agreement” shall have the meaning given to that term in Subparagraph 8.05(c).

“Assignment Effective Date” shall have, with respect to each Assignment Agreement, the meaning set forth therein.

          “Assignor Lender” shall have the meaning given to that term in Subparagraph 8.05(c).

          “Base Rate” shall mean, on any day, the greater of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate for such day plus one-half percent (0.50%).

          “Base Rate Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (i) of Subparagraph 2.04(a).

          “Base Rate Portion” shall mean, at any time, a Portion of the Term Loan Borrowing or a Term Loan, as the case may be, which then bears interest as provided in clause (i) of Subparagraph 2.04(a).

          “Borrower” shall have the meaning given to that term in clause (1) of the introductory paragraph hereof.

          “Borrowing” shall mean a Revolving Loan Borrowing or the Term Loan Borrowing.

          “Business Day” shall mean any day on which (a) commercial banks are not authorized or required to close in San Francisco, California, New York, New York or Chicago, Illinois, and (b) if such Business Day is related to a LIBOR Loan or a LIBOR Portion, dealings in Dollar deposits are carried out in the London interbank market.

          “Capital Adequacy Requirement” shall have the meaning given to that term in Subparagraph 2.13(d).

          “Capital Asset” shall mean, with respect to any Person, any tangible fixed or capital asset owned or leased (in the case of a Capital Lease) by such Person, or any expense incurred by such Person that is required by GAAP to be reported as a non-current asset on such Person’s balance sheet.

          “Capital Leases” shall mean any and all lease obligations that, in accordance with GAAP, are required to be capitalized on the books of a lessee.

          “Change of Control” shall mean

(a) With respect to Borrower, (i) the acquisition after the date hereof by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) of (A) beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act) of fifty percent (50%) or more of the outstanding Equity Securities of Borrower entitled to vote for members of the board of directors, or (B) all or substantially all of the assets of

Borrower; or (ii) during any period of twelve (12) consecutive calendar months, individuals who are directors of Borrower on the first day of such period (“Initial Directors”) and any directors of Borrower who are specifically approved by two-thirds of the Initial Directors and previously-approved Directors shall cease to constitute a majority of the Board of Directors of Borrower before the end of such period; or

          (b) With respect to any Material Subsidiary, Borrower shall cease to own, directly or indirectly, one hundred percent (100%) of the Equity Securities of such Subsidiary except for nominal amounts of stock necessary to do business in certain jurisdictions outside the United States.

          “Change of Law” shall have the meaning given to that term in Subparagraph 2.13(b).

          “Commitment Effective Date” shall have the meaning given to that term in Subparagraph 2.06(a).

          “Commitment Fee Percentage” shall mean, at any time, the per annum percentage which is used to calculate Commitment Fees. The Commitment Fee Percentages shall be determined as provided in the Pricing Grid and may change for each Pricing Period.

          “Commitment Fees” shall have the meaning given to that term in Subparagraph 2.07(b).

          “Commitment” shall mean, with respect to each Lender, the Dollar amount set forth under the caption “Commitment” opposite such Lender’s name on Part A of Schedule I, or, if changed, such Dollar amount as may be set forth for such Lender in the Register.

          “Compliance Certificate” shall have the meaning given to that term in Subparagraph 5.01(a).

          “Consent to Increase Commitment” shall have the meaning given to that term in Subparagraph 2.06(a).

          “Contingent Obligation” shall mean, with respect to any Person, (a) any Guaranty Obligation of that Person; and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, (iv) in respect to any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person, or (v) to purchase or sell Equity Securities or other securities of any Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof; provided, that (A) in the case of item (b)(v) of this definition, the amount of the Contingent Obligation with respect to the purchase or sale of such Equity Securities or other securities shall be the net settlement amount to be paid in cash or securities, and (B) in the case of item (b)(iv) of this definition, the Contingent Obligation with respect to such Rate Contracts shall be marked to market on a current basis.

          “Contractual Obligation” of any Person shall mean, any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.

          “Credit Documents” shall mean and include this Agreement, the Notes and the Administrative Agent’s Fee Letter; all other documents, instruments and agreements delivered to Administrative Agent or any Lender pursuant to Paragraph 3.01; and all other documents, instruments and agreements pursuant to the terms of this Agreement required to be delivered by Borrower or any of its Subsidiaries to Administrative Agent or any Lender in connection with this Agreement on or after the date of this Agreement.

          “Credit Event” shall mean the making of any Loan (other than the making of a Base Rate Loan solely to repay an existing Loan); the conversion of any Portion into a LIBOR Portion; or the selection of a new Interest Period for any LIBOR Loan or LIBOR Portion.

          “Debt/EBITDA Ratio” shall mean, with respect to Borrower for any consecutive four-quarter period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

          (a) The total Indebtedness of Borrower and its Subsidiaries on the last day of such period, excluding any Indebtedness under or with respect to currency exchange Rate Contracts;

to

          (b) The EBITDA of Borrower and its Subsidiaries for such period.

          “Default” shall mean an Event of Default or any event or circumstance not yet constituting an Event of Default which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

          “Defaulting Lender” shall mean a Lender which has failed to fund its portion of any Borrowing which it is required to fund under this Agreement and has continued in such failure for five (5) Business Days.

“Document Delivery Date” shall have the meaning given to that term in Subparagraph 3.01.

          “Dollars” and “$” shall mean the lawful currency of the United States of America and, in relation to any payment under this Agreement, same day or immediately available funds.

          “Domestic Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Administrative Agent as the office at which such Lender’s Base Rate Loans and Base Rate Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s Base Rate Loans and Base Rate Portions will thereafter be made.

          “EBITDA” shall mean, with respect to Borrower for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:

          (a) The net income or net loss of Borrower and its Subsidiaries for such period before provision for income taxes;

plus

          (b) The sum (to the extent deducted in calculating net income or loss in clause (a) above) of (i) all Interest Expenses of Borrower and its Subsidiaries for such period, (ii) all depreciation and amortization expenses of Borrower and its Subsidiaries for such period, and (iii) all non-cash charges taken by Borrower and its Subsidiaries during such period for in-process research and development.

          “Eligible Assignee” shall mean a Person that is a commercial bank or another financial institution which is a qualified institutional buyer as defined in Rule 144A under the Securities Act of 1933, as amended; provided that (i) such Person has a combined capital and surplus of at least $100,000,000 and (ii) such Person is acting through a branch, agency or office located in the United States.

          “Employee Benefit Plan” shall mean any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate, other than a Multiemployer Plan.

          “Environmental Laws” shall mean the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq.; the Comprehensive Environment Response, Compensation and Liability Act of 1980 (including the Superfund Amendments and Reauthorization Act of 1986, “CERCLA”), 42 U.S.C. Section 9601 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Occupational Safety and Health Act, 29 U.S.C. Section 651; the

Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Mine Safety and Health Act of 1977, 30 U.S.C. Section 801 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f et seq.; and all other Governmental Rules relating to the protection of human health and the environment, including all Governmental Rules pertaining to the reporting, licensing, permitting, transportation, storage, disposal, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation or handling of Hazardous Materials.

          “Equity Securities” of any Person shall mean (a) all common stock, preferred stock, participations, shares, partnership interests or other equity interests in and of such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire or sell any of the foregoing.

          “ERISA” shall mean the Employee Retirement Income Security Act of 1974. “ERISA Affiliate” shall mean any Person which is treated as a single employer with Borrower under Section 414 of the IRC.

          “Extension Request” shall have the meaning given to that term in Subparagraph 2.02(a).

          “Euro-Dollar Lending Office” shall mean, with respect to any Lender, (a) initially, its office designated as such in Schedule I (or, in the case of any Lender which becomes a Lender by an assignment pursuant to Subparagraph 8.05(c), its office designated as such in the applicable Assignment Agreement) and (b) subsequently, such other office or offices as such Lender may designate to Administrative Agent as the office at which such Lender’s LIBOR Loans and LIBOR Portions will thereafter be maintained and for the account of which all payments of principal of, and interest on, such Lender’s LIBOR Loans and LIBOR Portions will thereafter be made.

          “Event of Default” shall have the meaning given to that term in Paragraph 6.01.

          “Federal Funds Rate” shall mean, for any day, the rate per annum set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor publication, “H.15 (519)”) for such day opposite the caption “Federal Funds (Effective)”. If on any relevant day, such rate is not yet published in H.15 (519), the rate for such day shall be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor publication, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate”. If on any relevant day, such rate is not yet published in either H.15 (519) or the Composite 3:30 p.m. Quotations, the rate for such day shall be the arithmetic mean, as determined by Administrative Agent, of the rates quoted to Administrative Agent for such day by three

(3) Federal funds brokers of recognized standing selected by Administrative Agent, and Administrative Agent shall promptly provide written evidence of such calculation to Borrower.

          “Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System.

          “Financial Statements” shall mean, with respect to any accounting period for any Person, statements of income, shareholders’ equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.

          “Fixed Charge Coverage Ratio” shall mean, with respect to Borrower for any consecutive four-quarter period, the ratio, determined on a consolidated basis in accordance with GAAP, of:

          (a) The sum of (i) the net income of Borrower and its Subsidiaries for such period, plus (ii) to the extent deducted in calculating such net income, (A) all Interest Expenses of Borrower and its Subsidiaries for such period, (B) all income tax expenses of Borrower and its Subsidiaries for such period, (C) all rental expenses of Borrower and its Subsidiaries for such period, (D) all non-cash charges taken by Borrower and its Subsidiaries during such period for in-process research and development, and (E) all amortization charges for goodwill taken by Borrower and its Subsidiaries during such period;

to

          (b) The sum of (i) all Interest Expenses of Borrower and its Subsidiaries for such period, plus (ii) all rental expenses of Borrower and its Subsidiaries for such period, plus (iii) the current portion of all long-term Indebtedness of Borrower and its Subsidiaries appearing on the consolidated balance sheet of Borrower and its Subsidiaries on the last day of such period, plus without duplication, (iv) twenty percent (20%) of all off-balance sheet Indebtedness of Borrower and its Subsidiaries on the last day of such period; provided, however, that any Indebtedness under or with respect to currency exchange Rate Contracts shall be excluded for purposes of the calculation under this subparagraph (b).

“Foreign Plan” shall mean any employee benefit plan maintained by Borrower or any of its Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“GAAP” shall mean generally accepted accounting principles and practices as in effect in the United States of America from time to time, consistently applied.

          “Governmental Authority” shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, the Federal Deposit Insurance Corporation, the Federal Reserve Board, the Comptroller of the Currency, any central bank or any comparable authority.

          “Governmental Charges” shall mean, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.

          “Governmental Rule” shall mean any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority which is made publicly available.

          “Granting Lender” shall have the meaning given to that term in Subparagraph 8.05(d).

          “Guaranty Obligation” shall mean, with respect to any Person, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

          “Hazardous Materials” shall mean all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos, polychlorinated biphenyls and all materials, substances and wastes which are classified or regulated as “hazardous,” “toxic” or similar descriptions under any Environmental Law.

          “Indebtedness” of any Person shall mean, without duplication:

(a) All obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse);

          (b) All obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price and obligations under “synthetic” leases);

          (c) All obligations of such Person under conditional sale or other title retention agreements with respect to property acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);

          (d) All obligations of such Person as lessee under or with respect to Capital Leases;

          (e) All non-contingent payment or reimbursement obligations of such Person under or with respect to Surety Instruments;

          (f) All net obligations of such Person, contingent or otherwise, under or with respect to Rate Contracts;

          (g) All Guaranty Obligations of such Person with respect to the obligations of other Persons of the types described in clauses (a) - (f) above and all other Contingent Obligations of such Person; and

          (h) All obligations of other Persons of the types described in clauses (a) - (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations.

          “Interest Expenses” shall mean, with respect to any Person for any period, the sum, determined on a consolidated basis in accordance with GAAP, of (a) all interest on the Indebtedness of such Person paid or accrued during such period (including interest attributable to Capital Leases) plus (b) all fees in respect of outstanding letters of credit paid or accrued by such Person during such period.

          “Interest Period” shall mean, with respect to any LIBOR Loan or LIBOR Portion, the time period selected by Borrower pursuant to Subparagraph 2.01(b), Subparagraph 2.03(b) or Subparagraph 2.04(c) which commences on the first day of such Loan or Portion or the effective date of any conversion and ends on the last day of such time period, and thereafter, each subsequent time period selected by Borrower pursuant to

Subparagraph 2.04(b) which commences on the last day of the immediately preceding time period and ends on the last day of that time period.

          “Investment” of any Person shall mean any loan or advance of funds by such Person to any other Person (other than advances to employees of such Person for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), any purchase or other acquisition of any Equity Securities or Indebtedness of any other Person, any capital contribution by such Person to or any other investment by such Person in any other Person (including any Guaranty Obligations of such Person and any indebtedness of such Person of the type described in clause (h) of the definition of “Indebtedness” on behalf of any other Person); provided, however, that Investments shall not include (a) accounts receivable or other indebtedness owed by customers of such Person which are current assets and arose from sales of inventory in the ordinary course of such Person’s business, (b) prepaid expenses of such Person incurred and prepaid in the ordinary course of business, or (c) acquisitions of Equity Securities subject to Subparagraph 5.02(d).

          “IRC” shall mean the Internal Revenue Code of 1986.

          “Lenders” shall have the meaning given to that term in clause (2) of the introductory paragraph hereof.

          “LIBO Rate” shall mean, with respect to any Interest Period for the LIBOR Loans in any Revolving Loan Borrowing consisting of LIBOR Loans or any LIBOR Portion of the Term Loan Borrowing, a rate per annum equal to the quotient (rounded upward if necessary to the nearest 1/100 of one percent) of:

(a) As elected by Borrower, either:

          (i) The arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum appearing on Telerate Page 3750 (or any successor publication) on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) for a term comparable to such Interest Period (the “Telerate Page Rate”); or

          (ii) The arithmetic mean (rounded upward if necessary to the nearest 1/16 of one percent) of the rates per annum at which Dollar deposits are offered to each of the Reference Banks in the London interbank market on the second Business Day prior to the first day of such Interest Period at or about 11:00 A.M. (London time) (for delivery on the first day of such Interest Period) in an amount substantially equal to such Reference Bank’s LIBOR Loan or LIBOR Portion in such Borrowing and for a term comparable to such Interest Period (the “Reference Bank Rate”);

divided by (b) One minus the Reserve Requirement for such Loans or Portion in effect from time to time.

If, for any reason, any Reference Banks do not provide Administrative Agent with rates pursuant to clause (a)(ii) after Borrower elects the Reference Bank Rate to determine the LIBO Rate for any Interest Period, Administrative Agent shall calculate the Reference Bank Rate for such Interest Period based upon the rate or rates provided by the other Reference Banks or Reference Bank; provided, however, that, if no Reference Bank provides Administrative Agent with such a rate, Administrative Agent shall determine the LIBO Rate for such Interest Period based upon the Telerate Page Rate. If, for any reason, the Telerate Page Rate is not available after Borrower elects the Telerate Page Rate to determine the LIBO Rate for any Interest Period, Administrative Agent shall determine the LIBO Rate for such Interest Period based upon the Reference Bank Rate. The LIBO Rate shall be adjusted automatically as to all LIBOR Loans and LIBOR Portions then outstanding as of the effective date of any change in the Reserve Requirement.

          “LIBOR Loan” shall mean, at any time, a Revolving Loan which then bears interest as provided in clause (ii) of Subparagraph 2.04(a). “LIBOR Portion” shall mean, at any time, a Portion of the Term Loan Borrowing or a Term Loan, as the case may be, which then bears interest as provided in clause (ii) of Subparagraph 2.04(a).

          “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, Capital Lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction other than filings made for notice purposes only in connection with true leases (which would not include “synthetic” leases).

          “Loan” shall mean a Revolving Loan or a Term Loan.

          “Loan Account” shall have the meaning given to that term in Subparagraph 2.10(a).

          “Majority Lenders” shall mean at any time, Lenders whose Proportionate Shares then exceed fifty percent (50%), except at any time any Lender is a Defaulting Lender. (For the purposes of determining “Majority Lenders” at any time any Lender is a Defaulting Lender, the “Proportionate Shares” of non-defaulting Lenders shall be determined excluding from the Total Commitment and the aggregate principal amount of all Term Loans the aggregate amounts of the Defaulting Lenders’ Commitments and

Term Loans; and “Majority Lenders” shall mean non-defaulting Lenders whose Proportionate Shares as so determined then exceed fifty percent (50%).)

          “Margin Stock” shall have the meaning given to that term in Regulation U issued by the Federal Reserve Board.

          “Material Adverse Effect” shall mean a material adverse effect on (a) the business, assets, operations or financial condition of Borrower and its Subsidiaries, taken as a whole; (b) the ability of Borrower to pay or perform the Obligations in accordance with the terms of this Agreement and the other Credit Documents; or (c) practical realization of the material rights and remedies of Administrative Agent or any Lender intended to be provided under this Agreement and the other Credit Documents.

          “Material Subsidiary” shall mean any Subsidiary that had revenues during the immediately preceding fiscal year equal to or greater than five percent (5%) of the consolidated gross revenues of Borrower and its Subsidiaries during such year.

          “Maturity” shall mean, with respect to any Loan, interest, fee or other amount payable by Borrower under this Agreement or the other Credit Documents, the date such Loan, interest, fee or other amount becomes due, whether upon the stated maturity or due date, upon acceleration or otherwise.

          “Maturity Date” shall mean (a) with respect to the Revolving Loans, the Revolving Loan Maturity Date and (b) with respect to the Term Loans, the Term Loan Maturity Date.

          “Multiemployer Plan” shall mean any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

          “New Lender” shall have the meaning given to that term in Subparagraph 2.06(a).

          “New Lender Joinder” shall have the meaning given to that term in Subparagraph 2.06(a).

          “Net Proceeds” shall mean, with respect to any sale or issuance of any Equity Security or any other security by any Person, the aggregate consideration received by such Person from such sale or issuance less the sum of the actual amount of the reasonable fees and commissions payable to Persons other than such Person or any Affiliate of such Person, the reasonable legal expenses and the other reasonable costs and expenses directly related to such sale or issuance that are to be paid by such Person.

          “Net Share Repurchases” shall mean, with respect to Borrower for any period, the remainder, calculated on a consolidated basis, of (a) the aggregate consideration paid by Borrower and its Subsidiaries during such period (including Indebtedness incurred) to purchase, redeem, retire, defease or otherwise acquire Equity Securities of Borrower and its Subsidiaries minus (b) the aggregate Net Proceeds received by Borrower and its

Subsidiaries during such period for Equity Securities issued by Borrower and its Subsidiaries; provided, that (i) capital stock of Borrower and its Subsidiaries issued in exchange for other capital stock of Borrower and its Subsidiaries as permitted by clause (i) of Subparagraph 5.02(f) shall be excluded for purposes of calculating clauses (a) and (b) above, (ii) repurchases of capital stock from employees of Borrower or its Subsidiaries as permitted by clause (iv) of Subparagraph 5.02(f) shall be excluded for purposes of calculating clause (a) above, and (iii) Equity Securities issued in connection with acquisitions permitted by Subparagraph 5.02(d) shall be excluded for purposes of calculating clause (b) above.

          “Net Worth” shall mean, with respect to Borrower at any time, the remainder at such time, determined on a consolidated basis in accordance with GAAP, of (a) the total assets of Borrower and its Subsidiaries at such time, minus (b) the sum (without limitation and without duplication of deductions) of the total liabilities of Borrower and its Subsidiaries at such time and all reserves of Borrower and its Subsidiaries at such time for anticipated losses and expenses (to the extent not deducted in calculating total assets in clause (a) above).

          “Note” shall mean a Revolving Loan Note or a Term Loan Note.

          “Notice of Borrowing” shall mean a Notice of Revolving Loan Borrowing or the Notice of Term Loan Borrowing.

          “Notice of Term Loan Borrowing” shall have the meaning given to that term in Subparagraph 2.03(b).

          “Notice of Interest Period Selection” shall have the meaning given to that term in Subparagraph 2.04(b).

          “Notice of Revolving Loan Borrowing” shall have the meaning given to that term in Subparagraph 2.01(b).

          “Notice of Term Loan Conversion” shall have the meaning given to that term in Subparagraph 2.04(c).

          “Obligations” shall mean and include, with respect to Borrower, all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by Borrower to Administrative Agent or any Lender of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of this Agreement or any of the other Credit Documents, including without limitation all interest, fees, charges, expenses, attorneys’ fees and accountants’ fees chargeable to Borrower or payable by Borrower hereunder or thereunder.

          “Participant” shall have the meaning given to that term in Subparagraph 8.05(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation. “Permitted Indebtedness” shall have the meaning given to that term in Subparagraph 5.02(a).

          “Permitted Liens” shall have the meaning given to that term in Subparagraph 5.02(b).

          “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, an unincorporated association, a limited liability company, a joint venture, a trust or other entity or a Governmental Authority.

          “Portion” shall mean a portion of the principal amount of the Term Loan Borrowing or a Term Loan. The Term Loan Borrowing shall consist of one or more Portions, and each Term Loan comprising the Term Loan Borrowing shall consist of the same number of Portions, with each such Term Loan Portion corresponding pro rata to a Term Loan Borrowing Portion. Any reference to a Portion of the Term Loan Borrowing shall include the corresponding Portion of each Term Loan comprising the Term Loan Borrowing.

          “Pricing Grid” shall mean Schedule II.

          “Pricing Period” shall mean (a) the period commencing on the date of this Agreement and ending on September 30, 2000, (b) the three-calendar month period commencing October 1, 2000 and ending December 31, 2000 and (c) each consecutive three-calendar month period thereafter which commences on the day following the last day of the immediately preceding three-calendar month period and ends on the last day of that time period.

          “Prime Rate” shall mean the per annum rate publicly announced by ABN AMRO from time to time at its Chicago Office. The Prime Rate is determined by ABN AMRO from time to time as a means of pricing credit extensions to some customers and is neither directly tied to any external rate of interest or index nor necessarily the lowest rate of interest charged by ABN AMRO at any given time for any particular class of customers or credit extensions. Any change in the Base Rate resulting from a change in the Prime Rate shall become effective on the Business Day on which each change in the Prime Rate occurs.

          “Proportionate Share” shall mean:

(a) With respect to any Lender at any time prior to the termination of the Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) such Lender’s Commitment at such time to (ii) the Total Commitment at such time; and

(b) With respect to any Lender at any time after the termination of the Commitments, the ratio (expressed as a percentage rounded to the eighth digit to the right of the decimal point) of (i) the aggregate principal amount of all of such Lender’s Loans outstanding at such time to (ii) the aggregate principal amount of all Lenders’ Loans outstanding at such time.
“Quick Ratio” shall mean, with respect to Borrower and its Subsidiaries at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

          (a) The sum at such time, to the extent unencumbered and unrestricted, of all (i) cash of Borrower and its Subsidiaries; (ii) cash equivalents of Borrower and its Subsidiaries; (iii) short-term investments of Borrower and its Subsidiaries which comply with the investment policy of Borrower meeting the requirements of clause (i) of Subparagraph 5.02(e) and (iv) accounts receivable of Borrower and its Subsidiaries, net of appropriate loss and other reserves therefor;

to

          (b) The sum at such time of all (i) current liabilities of Borrower and its Subsidiaries (including the current portion of all Loans hereunder); and (ii) to the extent not included in such current liabilities under the preceding clause (i), the current portion of all Indebtedness of the types described in clauses (a) – (d) of the definition of “Indebtedness”.

          “Rate Contracts” shall mean swap agreements (as that term is defined in Section 101 of the Federal Bankruptcy Reform Act of 1978, as amended) and any other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

          “Reference Bank Rate” shall have the meaning given to that term in clause (a)(ii) of the definition of “LIBO Rate” in Paragraph 1.01.

          “Reference Banks” shall mean ABN AMRO, Bank of Montreal and Fleet National Bank.

          “Register” shall have the meaning given to that term in Subparagraph 8.05(e). “Reportable Event” shall have the meaning given to that term in ERISA and applicable regulations thereunder.

          “Required Lenders” shall mean, at any time, Lenders whose Proportionate Shares then equal or exceed sixty-six and two-thirds percent (66 2/3%), except at any time any Lender is a Defaulting Lender. (For the purposes of determining “Required Lenders” at any time any Lender is a Defaulting Lender, the “Proportionate Shares” of non-defaulting Lenders shall be determined excluding from the Total Commitment and the aggregate principal amount of all Term Loans the aggregate amounts of the Defaulting Lenders’ Commitments and Term Loans; and “Required Lenders” shall mean non-defaulting

Lenders whose Proportionate Shares as so determined then equal or exceed sixty-six and two-thirds percent (66 2/3%).)

          “Requirement of Law” applicable to any Person shall mean (a) the Articles or Certificate of Incorporation and By-laws, Partnership Agreement or other organizational or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person or (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          “Reserve Requirement” shall mean, with respect to any day in an Interest Period for a LIBOR Loan or LIBOR Portion, the aggregate of the reserve requirement rates (expressed as a decimal) in effect on such day for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the Federal Reserve Board) maintained by a member bank of the Federal Reserve System. As used herein, the term “reserve requirement” shall include, without limitation, any basic, supplemental or emergency reserve requirements imposed on any Lender by any Governmental Authority. “Revolving Loan” shall have the meaning given to that term in Subparagraph 2.01(a).

          “Revolving Loan Borrowing” shall mean a borrowing by Borrower consisting of the Revolving Loans made by each of the Lenders on the same date and of the same Type pursuant to a single Notice of Revolving Loan Borrowing.

          “Revolving Loan Maturity Date” shall mean the date 364 days after the date of this Agreement (or, if extended pursuant to Paragraph 2.02, the date to which so extended).

          “Revolving Loan Note” shall have the meaning given to that term in Subparagraph 2.10(b).

          “Solvent” shall mean, with respect to any Person on any date, that on such date (a) the fair value of the property of such Person is greater than the fair value of the liabilities (including contingent, subordinated, matured and unliquidated liabilities) of such Person, (b) the present fair saleable value of the assets of such Person is greater than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (d) such Person is not engaged in or about to engage in business or transactions for which such Person’s property would constitute an unreasonably small capital.

          “SPC” shall have the meaning given to that term in Subparagraph 8.05(d).

“Subsidiary” of any Person shall mean (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries or (c) any other Person whose results of operations are included in the Financial Statements of such Person on a consolidated basis.

          “Surety Instruments” shall mean all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

          “Taxes” shall have the meaning given to such term in Subparagraph 2.14(a).

          “Telerate Page Rate” shall have the meaning given to that term in clause (a)(i) of the definition of “LIBO Rate” in Paragraph 1.01.

          “Term Loan” shall have the meaning given to that term in Subparagraph 2.03(a).

          “Term Loan Borrowing” shall mean the borrowing by Borrower consisting of the Term Loans made by each of the Lenders on the Revolving Loan Maturity Date pursuant to the Notice of Term Loan Borrowing.

          “Term Loan Maturity Date” shall mean the date two years after the Revolving Loan Maturity Date.

          “Term Loan Note” shall have the meaning given to that term in Subparagraph 2.10(c).

          “Total Commitment” shall mean, at any time, the sum at such time of the Lenders’ Commitments.

          “Type” shall mean, with respect to any Loan, Borrowing or Portion at any time, the classification of such Loan, Borrowing or Portion by the type of interest rate it then bears, whether an interest rate based upon the Base Rate or the LIBO Rate.

          “Unused” shall mean. with respect to the Commitments at any time, the remainder of (i) the Total Commitment at such time minus (ii) the aggregate principal amount of all Revolving Loans outstanding at such time.

“VC Partnership” shall have the meaning given to that term in Subparagraph 5.02(e).

          1.02. GAAP. Unless otherwise indicated in this Agreement or any other Credit Document, all accounting terms used in this Agreement or any other Credit Document shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP. If GAAP changes during the term of this Agreement such that any covenants contained herein would then be calculated in a different manner or with different components, Borrower, Lenders and Administrative Agent agree to negotiate in good faith to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower’s financial condition to substantially the same criteria as were effective prior to such change in GAAP; provided, however, that, until Borrower, Lenders and Administrative Agent so amend this Agreement, all such covenants shall be calculated in accordance with GAAP as in effect immediately prior to such change.

          1.03. Headings. Headings in this Agreement and each of the other Credit Documents are for convenience of reference only and are not part of the substance hereof or thereof.

          1.04. Plural Terms. All terms defined in this Agreement or any other Credit Document in the singular form shall have comparable meanings when used in the plural form and vice versa.

          1.05. Time. All references in this Agreement and each of the other Credit Documents to a time of day shall mean San Francisco, California time, unless otherwise indicated.

          1.06. Governing Law. Unless otherwise expressly provided in any Credit Document, this Agreement and each of the other Credit Documents shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.

          1.07. Construction. This Agreement is the result of negotiations among, and has been reviewed by, Borrower, each Lender, Administrative Agent and their respective counsel. Accordingly, this Agreement shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Borrower, any Lender or Administrative Agent.

          1.08. Entire Agreement. This Agreement and each of the other Credit Documents, taken together, constitute and contain the entire agreement of Borrower, Lenders and Administrative Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof (excluding the Administrative Agent’s Fee Letter).

          1.09. Calculation of Interest and Fees. All calculations of interest and fees under this Agreement and the other Credit Documents for any period (a) shall include the first day of such period and exclude the last day of such period and (b) shall be calculated on the basis of a year of 360 days for actual days elapsed, except that during any period any Loan or Portion bears interest based upon the Prime Rate, such interest shall be calculated on the basis of a year of 365 or 366 days, as appropriate, for actual days elapsed.

          1.10. References.

(a) References in this Agreement to “Recitals,” “Sections,” “Paragraphs,” “Subparagraphs,” “Exhibits” and “Schedules” are to recitals, sections, paragraphs, subparagraphs, exhibits and schedules therein and thereto unless otherwise indicated.

          (b) References in this Agreement or any other Credit Document to any document, instrument or agreement (i) shall include all exhibits, schedules and other attachments thereto, (ii) shall include all documents, instruments or agreements issued or executed in replacement thereof if such replacement is permitted hereby, and (iii) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time if such amendment, modification or supplement is permitted hereby.

          (c) References in this Agreement or any other Credit Document to any Governmental Rule (i) shall include any successor Governmental Rule, (ii) shall include all rules and regulations promulgated under such Governmental Rule (or any successor Governmental Rule), and (iii) shall mean such Governmental Rule (or successor Governmental Rule) and such rules and regulations, as amended, modified, codified or reenacted from time to time and in effect at any given time.

          (d) References in this Agreement or any other Credit Document to any Person in a particular capacity (i) shall include any permitted successors to and assigns of such Person in that capacity and (ii) shall exclude such Person individually or in any other capacity.

          1.11. Other Interpretive Provisions. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement or any other Credit Document shall refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document, as the case may be. The words “include” and “including” and words of similar import when used in this Agreement or any other Credit Document shall not be construed to be limiting or exclusive. In the event of any inconsistency between the terms of this Agreement and the terms of any other Credit Document, the terms of this Agreement shall govern.

SECTION II.     CREDIT FACILITIES.

          2.01. Revolving Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, each Lender severally agrees to advance to Borrower from time to time during the period beginning on the date of this Agreement and ending on the Revolving Loan Maturity Date such revolving loans as Borrower may request (individually, a “Revolving Loan”); provided, however, that:

          (i) The aggregate principal amount of all Revolving Loans made by each Lender at any time outstanding shall not exceed such Lender’s Commitment at such time; and

          (ii) The aggregate principal amount of all Revolving Loans made by all Lenders at any time outstanding shall not exceed the Total Commitment at such time.

All Revolving Loans shall be made on a pro rata basis by Lenders in accordance with their respective Proportionate Shares, with each Revolving Loan Borrowing to be comprised of a Revolving Loan by each Lender equal to such Lender’s Proportionate Share of such Borrowing. Except as otherwise provided herein, Borrower may borrow, repay and reborrow Revolving Loans until the Revolving Loan Maturity Date.

          (b) Notice of Revolving Loan Borrowing. Borrower shall request each Revolving Loan Borrowing by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit A, appropriately completed (a “Notice of Revolving Loan Borrowing”), which specifies, among other things:

          (i) The principal amount of the requested Revolving Loan Borrowing, which shall be in the amount of (A) $1,000,000 or an integral multiple of $100,000 in excess thereof in the case of a Borrowing consisting of Base Rate Loans; or (B) $2,500,000 or an integral multiple of $500,000 in excess thereof in the case of a Borrowing consisting of LIBOR Loans;

          (ii) Whether the requested Revolving Loan Borrowing is to consist of Base Rate Loans or LIBOR Loans;

          (iii) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, the initial Interest Period selected by Borrower for such LIBOR Loans in accordance with Subparagraph 2.04(b);

          (iv) If the requested Revolving Loan Borrowing is to consist of LIBOR Loans, whether the initial LIBO Rate is to be based upon the Telerate Page Rate or the Reference Bank Rate; and

          (v) The date of the requested Revolving Loan Borrowing, which shall be a Business Day;

Borrower shall give each Notice of Revolving Loan Borrowing to Administrative Agent at least three (3) Business Days before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of LIBOR Loans and at least one (1) Business Day before the date of the requested Revolving Loan Borrowing in the case of a Revolving Loan Borrowing consisting of Base Rate Loans. Each Notice of

Revolving Loan Borrowing shall be delivered by first-class mail or facsimile to Administrative Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that (A) Borrower shall promptly deliver to Administrative Agent the original of any Notice of Revolving Loan Borrowing initially delivered by facsimile and (B) in the case of any outstanding Revolving Loan Borrowing which is being rolled over in the same principal amount, Borrower may deliver such Notice of Revolving Loan Borrowing electronically, with a digital signature, to the email address of Administrative Agent. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Revolving Loan Borrowing.

          (c) Repayment. Unless Borrower converts all Revolving Loans outstanding on the Revolving Loan Maturity Date into term loans pursuant to Paragraph 2.03, Borrower shall repay the outstanding principal amount of all Revolving Loans on such date.

          2.02. Extension of Revolving Loan Maturity Date.

(a) Extension Requests. Borrower may request Lenders to extend the Revolving Loan Maturity Date for additional 364-day periods. Borrower shall request each such extension by appropriately completing, executing and delivering to Administrative Agent a written request in the form of Exhibit B (an “Extension Request”) on or before the last Business Day which is sixty (60) days prior to the Revolving Loan Maturity Date. The Extension Request shall be given to Administrative Agent by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of the Extension Request if initially delivered by facsimile. Administrative Agent shall promptly deliver to each Lender three (3) copies of any Extension Request received by Administrative Agent.

          (b) Lender Approval. Borrower understands that this Paragraph 2.02 is included in this Agreement for Borrower’s convenience in requesting extensions and acknowledges that neither Administrative Agent nor any Lender has promised (either expressly or implicitly), or has any obligation or commitment, to extend the Revolving Loan Maturity Date at any time. If a Lender, in its sole and absolute discretion, consents to an Extension Request, such Lender shall evidence such consent by executing and returning two (2) copies of the Extension Request to Administrative Agent not later than the last Business Day which is thirty (30) days prior to the Revolving Loan Maturity Date. Any such consent given by a Lender shall be deemed irrevocable on the date that occurs thirty (30) days prior to the existing Revolving Loan Maturity Date. Any failure by any Lender so to execute and return an Extension Request shall be deemed a denial thereof.

          (c) Notice of Lender Action. If Borrower delivers an Extension Request to Administrative Agent pursuant to Subparagraph 2.02(a), then not later than the last Business Day which is twenty-five (25) days prior to the Revolving Loan Maturity Date, Administrative Agent shall notify Borrower and each Lender in writing of (i) the Lenders that have consented to such Extension Request by returning to Administrative Agent executed copies of such Extension Request and (ii) the Lenders that have not. Administrative Agent shall deliver to Borrower with any such notice, a copy of each executed Extension Request returned to Administrative Agent by a Lender.

(d) Effect of Lender Action.

          (i) If all Lenders consent to an Extension Request pursuant to Subparagraph 2.02(b), this Agreement shall be deemed amended as provided in clause (iv) below and each such Lender shall remain a Lender under this Agreement (as so amended).

          (ii) If none of the Lenders consent to an Extension Request, the Revolving Loan Maturity Date shall remain unchanged.

          (iii) If some but not all of the Lenders consent to an Extension Request,

          (A) Borrower shall pay to each applicable non-consenting Lender, on the existing Revolving Loan Maturity Date, all amounts payable to such Lender on such date, and

          (B) Subject to such payments, (1) each non-consenting Lender shall cease to be a Lender hereunder after such date, (2) this Agreement shall be deemed amended as provided in clause (iv) below, and (3) each consenting Lender shall remain a Lender under this Agreement (as so amended) after such date;

Provided, however, that a non-consenting Lender may be replaced by an Assignee Lender as provided in Paragraph 2.16.

          (iv) If all or some of Lenders consent to an Extension Request pursuant to Subparagraph 2.02(b), this Agreement shall be deemed amended on the existing Revolving Loan Maturity Date such that the date contained in the definition of “Revolving Maturity Date” shall be extended to a date 364 days from the existing Revolving Loan Maturity Date, effective as of the existing Revolving Loan Maturity Date.

          2.03. Term Loans.

(a) Availability. Subject to the terms and conditions of this Agreement, each Lender severally agrees, if so requested by Borrower, to advance to Borrower on the Revolving Loan Maturity Date a term loan (individually, a “Term Loan”) by converting all Revolving Loans made by such Lender and outstanding on such date into a term loan; provided, however, that:
(i) The aggregate principal amount of the Term Loan made by each Lender shall not exceed such Lender’s Commitment on the Revolving Loan Maturity Date; and

(ii) The aggregate principal amount of all Term Loans made by all Lenders shall not exceed the Total Commitment on the Revolving Loan Maturity Date.

The Term Loans shall be made on a pro rata basis by Lenders in accordance with their respective Proportionate Shares, with the Term Loan Borrowing to be comprised of a Term Loan by each Lender equal to such Lender’s Proportionate Share of such Borrowing. Borrower may not reborrow the principal amount of a Term Loan after any prepayment or repayment thereof.

          (b) Notice of Term Loan Borrowing. Borrower shall request the Term Loan Borrowing by delivering to Administrative Agent an irrevocable written notice in the form of Exhibit C, appropriately completed (the “Notice of Term Loan Borrowing”), which specifies, among other things:

          (i) The principal amount of the Term Loan Borrowing;

          (ii) (A) The principal portion of the Term Loan Borrowing which is to be a Base Rate Portion and (B) the principal portion(s) of the Term Loan Borrowing which is (are) to be a LIBOR Portion(s);

          (iii) If any portion of the Term Loan Borrowing is initially to be a LIBOR Portion, the initial Interest Period selected by Borrower for each such LIBOR Portion in accordance with Subparagraph 2.04(b); and

          (iv) If any portion of the Term Loan Borrowing is initially to be a LIBOR Portion, whether the initial LIBO Rate for such Portion is to be based upon the Telerate Page Rate or the Reference Bank Rate.

Borrower shall give the Notice of Term Loan Borrowing to Administrative Agent at least five (5) Business Days before the Revolving Loan Maturity Date. The Notice of Term Loan Borrowing shall be delivered by first-class mail or facsimile to Administrative Agent at the office or facsimile number and during the hours specified in Paragraph 8.01; provided, however, that Borrower shall promptly deliver to Administrative Agent the original of the Notice of Term Loan Borrowing if initially delivered by facsimile. Administrative Agent shall promptly notify each Lender of the contents of the Notice of Term Loan Borrowing.

          (c) Repayment. Borrower shall repay the principal amount of the Term Loans in full in a single installment payable on the Term Loan Maturity Date.

          2.04. Interest.

(a) Interest Rates. Borrower shall pay interest on the unpaid principal amount of each Loan from the date of such Loan until the Maturity thereof, at one of the following rates per annum:

(i) During such periods as any Revolving Loan is a Base Rate Loan or any Portion of a Term Loan is a Base Rate Portion, at a rate per annum on such Loan or Portion equal to the Base Rate plus the Applicable Margin therefor, such rate to change from time to time as the Applicable Margin or Base Rate shall change; and

          (ii) During such periods as any Revolving Loan is a LIBOR Loan or any Portion of a Term Loan is a LIBOR Portion, at a rate per annum on such Loan or Portion equal at all times during each Interest Period for such Loan or Portion to the LIBO Rate for such Interest Period plus the Applicable Margin therefor, such rate to change from time to time during such Interest Period as the Applicable Margin shall change.

All Revolving Loans in each Revolving Loan Borrowing shall, at any given time prior to Maturity, bear interest at one, and only one, of the above rates. The number of Revolving Loan Borrowings consisting of LIBOR Loans shall not exceed five (5) at any time. Each Base Rate Portion of the Term Loan Borrowing shall be in a minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and each LIBOR Portion of the Term Loan Borrowing shall be in a minimum amount of $2,500,000 or an integral multiple of $500,000 in excess thereof. The number of LIBOR Portions of the Term Loan Borrowing shall not exceed five (5) at any time.

          (b) LIBOR Loan and LIBOR Portion Interest Periods.

          (i) The initial and each subsequent Interest Period selected by Borrower for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing shall be one (1), two (2), three (3), six (6), nine (9) or twelve (12) months; provided, however, that (A) any Interest Period that would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such next Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day; (B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and (C) no Interest Period shall end after the applicable Maturity Date.

          (ii) Borrower shall notify Administrative Agent by an irrevocable written notice in the form of Exhibit D, appropriately completed (a “Notice of Interest Period Selection”), at least three (3) Business Days prior to the last day of each Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing of the Interest Period selected by Borrower for the next succeeding Interest Period for such LIBOR Loans or LIBOR Portion and whether the LIBO Rate for such Interest Period is to be based upon the Telerate Page Rate or the Reference Bank Rate. Each Notice of Interest Period Selection shall be given by first-class mail or facsimile to the office or the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that (A) Borrower shall promptly deliver to Administrative Agent the original of any Notice of Interest Period Selection initially delivered by facsimile and (B) in the case of any Notice of Interest Period Selection for any outstanding Revolving Loan Borrowing consisting of LIBOR Loans or any outstanding LIBOR Portion of the Term Loan Borrowing which is being rolled over in the same principal amount, Borrower may deliver such Notice of Interest Period Selection electronically, with a digital signature, to the email address of Administrative Agent. If Borrower fails to notify Administrative Agent of the next Interest Period for a Revolving Loan Borrowing consisting of LIBOR Loans or a LIBOR Portion of the Term Loan Borrowing in accordance with this Subparagraph 2.04(b), such LIBOR Loans or LIBOR Portion shall automatically convert to Base Rate Loans or a Base Rate Portion, as the case may be, on the last day of the current Interest Period therefor. If Borrower fails to notify Administrative Agent whether the LIBO Rate for any Interest Period is to be based upon the Telerate Page Rate or the Reference Bank Rate, the LIBO Rate for such Interest Period shall automatically be based upon the Telerate Page Rate.

(c) Conversion of Term Loan Portions. Borrower may convert any Portion of the Term Loan Borrowing from one Type of Portion into another Type; provided, however, that any conversion of a LIBOR Portion into a Base Rate Portion shall be made on, and only on, the last day of an Interest Period for such LIBOR Portion. Borrower shall request such a conversion by an irrevocable written notice to Administrative Agent in the form of Exhibit E, appropriately completed (a “Notice of Term Loan Conversion”), which specifies, among other things:

          (i) The Portion of the Term Loan Borrowing which is to be converted;

          (ii) The amount and Type of each Portion of the Term Loan Borrowing into which it is to be converted;

          (iii) If any Portion of the Term Loan Borrowing is to be converted into a LIBOR Portion, the initial Interest Period selected by Borrower for such Portion in accordance with Subparagraph 2.04(b);

          (iv) If any Portion of the Term Loan Borrowing is to be converted into a LIBOR Portion, whether the initial LIBO Rate for such Portion is to be based upon the Telerate Page Rate or the Reference Bank Rate; and

          (v) The date of the requested conversion, which shall be a Business Day.

Borrower shall give each Notice of Term Loan Conversion to Administrative Agent at least three (3) Business Days before the date of the requested conversion. Each Notice of Term Loan Conversion shall be delivered by first-class mail or facsimile to Administrative Agent at the office or to the facsimile number and during the hours specified in Paragraph 8.01; provided, however, that (A) Borrower shall promptly deliver to Administrative Agent the original of any Notice of Term Loan Conversion initially delivered by facsimile and (B) in the case of any Notice of Term Loan Conversion for any outstanding Portion of the Term Loan Borrowing which is being rolled over into another Type of Portion in the same principal amount, Borrower may deliver such Notice of Term Loan Conversion electronically, with a digital signature, to the email address of Administrative Agent. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Term Loan Conversion.

          (d) Scheduled Interest Payments. Borrower shall pay accrued interest on the unpaid principal amount of each Loan in arrears (i) in the case of a Base Rate Loan or Base Rate Portion, on the first day in each January, April, July and October (commencing October 1, 2000), (ii) in the case of a LIBOR Loan or LIBOR Portion, on the last day of each Interest Period therefor (and, if any such Interest Period is longer than three (3) months, every three (3) months); and (iii) in the case of all Loans, upon prepayment (to the extent thereof) and at Maturity.

          2.05. Purpose. Borrower shall use the proceeds of the Revolving Loans to repurchase shares of its common stock to the extent permitted hereby and for Borrower’s general corporate purposes. Borrower shall use the proceeds of the Term Loans solely to repay the Revolving Loans on the Revolving Loan Maturity Date.

          2.06. Increases in Total Commitment, Commitment Reductions, Etc.

(a) Increase in Total Commitment. If no Default has occurred and is continuing, upon the written request of Borrower and with the consent of Administrative Agent, the Total Commitment may be increased by adding an additional Lender (a “New Lender”) or increasing the Commitment of an existing Lender; provided, however, that:

          (i) The Total Commitment shall not be increased above $100,000,000 without the consent of all Lenders;

          (ii) Any New Lender shall satisfy the requirements of an Assignee Lender and shall execute a joinder instrument substantially in the form of Exhibit F (a “New Lender Joinder”) and any increase in the Commitment of an existing Lender shall be evidenced by the written consent of such Lender substantially in the form of Exhibit G (a “Consent to Increase Commitment”). Five (5) counterparts of each New Lender Joinder or Consent to Increase Commitment shall be executed by the New Lender or existing Lender whose Commitment is being increased and delivered to Administrative Agent for its acceptance and recording in the Register. Each New Lender Joinder or Consent to Increase Commitment shall specify the Commitment amount of such New Lender or existing Lender and the date on which such Commitment of the New Lender or such increase in the Commitment of an existing Lender becomes effective (a “Commitment Effective Date”), which date shall be at least five (5) Business Days after the date counterparts of the New Lender Joinder or Consent to Increase

Commitment are delivered to Administrative Agent unless Administrative Agent shall otherwise consent;

          (iii) Upon receipt of any New Lender Joinder or Consent to Increase Commitment which is accepted by Administrative Agent for recording, Administrative Agent will give notice to Borrower and all Lenders (including any New Lender) of (y) the applicable Commitment Effective Date, and (z) if any Revolving Loan Borrowing is outstanding on such Commitment Effective Date, the aggregate amount of all Revolving Loans to be funded by the New Lender or the existing Lender whose Commitment is being increased on the Commitment Effective Date. If any Revolving Loan Borrowing is outstanding on a Commitment Effective Date, the applicable New Lender or existing Lender whose Commitment is being increased shall before 12:00 noon (San Francisco time) on such Commitment Effective Date make available to Administrative Agent at Administrative Agent’s office specified in Paragraph 8.01, in same day or immediately available funds, such New Lender’s applicable Proportionate Share of such Revolving Loan Borrowing or the difference between the principal amount of such existing Lender’s Revolving Loan which is part of such Revolving Loan Borrowing and its applicable Proportionate Share of such Revolving Loan Borrowing and Administrative Agent shall disburse such funds to the other Lenders in the amount necessary so that each Lender’s Revolving Loan which is part of such Revolving Loan Borrowing is equal to such Lender’s Proportionate Share of such Revolving Loan Borrowing. If such outstanding Revolving Loan Borrowing consists of LIBOR Loans, Borrower shall pay to each Lender receiving any prepayment of such LIBOR Loans on a date other than the last day of an Interest Period for such LIBOR Loans all amounts payable to such Lender under Paragraph 2.15;

          (iv) Upon the Commitment Effective Date for any New Lender, such New Lender shall be a Lender hereunder with a Commitment and Loans in the amount set forth in the notice given by Administrative Agent pursuant to clause (iii) above and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents. Upon the Commitment Effective Date for any existing Lender whose Commitment is being increased, such Lender shall be a Lender with a Commitment and Loans in the amount set forth in the notice given by Administrative Agent pursuant to clause (iii) above. Each New Lender Joinder and Consent to Increase Commitment which is accepted and recorded by Administrative Agent shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each New Lender and its Commitment, any increase in the Commitment of an existing Lender and the resulting adjustment of the Proportionate Shares arising from such changes in the Commitments;

          (v) On or prior to any Commitment Effective Date, Borrower, at its own expense, shall execute and deliver to Administrative Agent a new Revolving Loan Note to the order of any New Lender or existing Lender whose Commitment is being increased (in exchange for the surrendered Revolving Loan Note, if any, of such existing Lender) that requests such Revolving Loan Note. Each such Revolving Loan Note shall be in an amount equal to the Commitment of such New Lender or existing Lender on such Commitment Effective Date and shall be dated the date of this Agreement. Any Revolving Loan Note surrendered by an existing Lender shall be returned by Administrative Agent to Borrower marked “replaced”; and

          (vi) Each New Lender which is not incorporated in the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to Borrower and Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

(b) Reduction or Termination of Commitments. Borrower may, upon five (5) Business Days written notice to Administrative Agent, permanently reduce the Total Commitment by the amount of Five Million Dollars ($5,000,000) or an integral multiple thereof or terminate the Total Commitment in its entirety; provided, however, that:

          (i) Borrower may not reduce the Total Commitment prior to the Revolving Loan Maturity Date, if, after giving effect to such reduction, the aggregate principal amount of all Revolving Loans then outstanding would exceed the Total Commitment; and

          (ii) Borrower may not terminate the Total Commitment prior to the Revolving Loan Maturity Date, if, after giving effect to such termination, any Revolving Loan would then remain outstanding.

Unless sooner terminated pursuant to this Agreement, the Commitments shall terminate on the Revolving Loan Maturity Date.

          (c) Effect of Commitment Increases or Reductions. From the effective date of any increase or reduction of the Total Commitment, the Commitment Fees payable pursuant to Subparagraph 2.07(b) shall be computed on the basis of the Total Commitment as so increased or reduced. Once reduced or cancelled by Borrower pursuant to Subparagraph 2.06(b), the Total Commitment may not be increased or reinstated without the prior written consent of all applicable Lenders. Any reduction of the Total Commitment pursuant to Subparagraph 2.06(b) shall be applied ratably to reduce each Lender’s Commitment in accordance with clause (i) of Subparagraph 2.12(a).

          2.07. Fees.

(a) Administrative Agent’s Fee. Borrower shall pay to Administrative Agent, for its own account, agent’s fees and other compensation in the amounts and at the times set forth in the Administrative Agent’s Fee Letter.

          (b) Commitment Fees. Borrower shall pay to Administrative Agent for the ratable benefit of the Lenders as provided in clause (iv) of Subparagraph 2.12(a), commitment fees (the “Commitment Fees”) equal to the Commitment Fee Percentage of the daily average Unused amount of the Total Commitment for the period beginning on the date of this Agreement and ending on the Revolving Loan Maturity Date. Borrower shall pay the Commitment Fees in arrears on the first day in each January, April, July and October (commencing October 1, 2000) and on the Revolving Loan Maturity Date (or if the Total Commitment is cancelled on a date prior to the Revolving Loan Maturity, as the case may be, on such prior date).

          2.08. Prepayments.

(a) Terms of all Prepayments. Upon the prepayment of any Loan (whether such prepayment is an optional prepayment under Subparagraph 2.08(b), a mandatory prepayment required by Subparagraph 2.08(c) or a mandatory prepayment required by any other provision of this Agreement or the other Credit Documents, including a prepayment upon acceleration), Borrower shall pay to the Lender that made such Loan (i) all accrued interest to the date of such prepayment on the amount prepaid and (ii) if such prepayment is the prepayment of a LIBOR Loan or of a LIBOR Portion on a day other than the last day of an Interest Period for such LIBOR Loan or such LIBOR Portion, all amounts payable to such Lender pursuant to Paragraph 2.15.

          (b) Optional Prepayments. At its option, Borrower may, upon one (1) Business Day notice to Administrative Agent in the case of Base Rate Loans or Base Rate Portions or three (3) Business Days notice to Administrative Agent in the case of LIBOR Loans or LIBOR Portions, prepay the Loans in any Borrowing in part, in an aggregate principal amount of $2,500,000 or more, or in whole.

          (c) Mandatory Prepayments. If, at any time, the aggregate principal amount of all Revolving Loans then outstanding exceeds the Total Commitment at such time, Borrower shall immediately prepay Revolving Loans in an aggregate principal amount equal to such excess.

          (d) Application of Term Loan Prepayments. All Term Loan prepayments shall, to the extent possible, be first applied to prepay Base Rate Portions and then if any funds remain, to prepay LIBOR Portions.

          2.09. Other Payment Terms.

(a) Place and Manner. Borrower shall make all payments due to each Lender or Administrative Agent hereunder by payments to Administrative Agent at

Administrative Agent’s office located at the address specified in Paragraph 8.01, with each payment due to a Lender to be for the account of such Lender and such Lender’s Applicable Lending Office. Borrower shall make all payments hereunder in lawful money of the United States and in same day or immediately available funds not later than 12:00 noon (San Francisco time) on the date due. Administrative Agent shall promptly disburse to each Lender each payment received by Administrative Agent for the account of such Lender.

          (b) Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of interest or fees, as the case may be.

          (c) Late Payments. If any amount required to be paid by Borrower under this Agreement or the other Credit Documents (including principal or interest payable on any Loan, any fee or other amount) remains unpaid after such amount is due, Borrower shall pay interest on the aggregate, outstanding balance of such amount from the date due until such amount is paid in full at a per annum rate equal to the Base Rate plus two percent (2.00%) per annum, such rate to change from time to time as the Base Rate shall change.

          (d) Application of Payments. All payments hereunder shall be applied first to unpaid fees, costs and expenses then due and payable under this Agreement or the other Credit Documents, second to accrued interest then due and payable under this Agreement or the other Credit Documents and finally to reduce the principal amount of outstanding Loans.

          (e) Failure to Pay Administrative Agent. Unless Administrative Agent shall have received notice from Borrower at least one (1) Business Day prior to the date on which any payment is due to Lenders hereunder that Borrower will not make such payment in full, Administrative Agent shall be entitled to assume that Borrower has made or will make such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be paid to Lenders on such due date an amount equal to the amount then due such Lenders. If and to the extent Borrower shall not have so made such payment in full to Administrative Agent, each such Lender shall repay to Administrative Agent forthwith on demand such portion of the amount distributed to such Lender as was not received from Borrower together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays the amount required to be returned to Administrative Agent, at a per annum rate equal to (i) the Federal Funds Rate for the first three (3) days and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.09(e) shall constitute prima facie evidence of such amount.

          2.10. Loan Accounts; Notes.

(a) Loan Accounts. The obligation of Borrower to repay the Loans made to it by each Lender and to pay interest thereon at the rates provided herein shall be evidenced by an account or accounts maintained by such Lender on its books (individually, a “Loan Account”), except that any Lender may request that its Loans be evidenced by a note or notes pursuant to Subparagraph 2.10(b) and Subparagraph 2.10(c). Each Lender shall record in its Loan Accounts (i) the date and amount of each Loan made by such Lender, (ii) the interest rates applicable to each such Loan and each Portion thereof and the effective dates of all changes thereto, (iii) the Interest Period for each LIBOR Loan and LIBOR Portion, (iv) the date and amount of each principal and interest payment on each Loan and Portion and (v) such other information as such Lender may determine is necessary for the computation of principal and interest payable to it by Borrower hereunder; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect Borrower’s Obligations. The Loan Accounts shall constitute prima facie evidence of the matters noted therein.

          (b) Revolving Loan Notes. If any Lender so requests, such Lender’s Revolving Loans shall be evidenced by promissory notes in the form of Exhibit H (individually, a “Revolving Loan Note”) which notes shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Commitment, (iii) dated the date of this Agreement and (iv) otherwise appropriately completed. Borrower authorizes each Lender to record on the schedule annexed to such Lender’s applicable Revolving Loan Note the date and amount of each Revolving Loan made by such Lender and of each payment or prepayment of principal thereon made by Borrower, and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that any failure by a Lender to make, or any error by any Lender in making, any such notation shall not affect Borrower’s Obligations. Borrower further authorizes each Lender to attach to and make a part of such Lender’s Revolving Loan Notes continuations of the schedule attached thereto as necessary.

          (c) Term Loan Notes. If any Lender so requests, such Lender’s Term Loan shall be evidenced by a promissory note in the form of Exhibit I (individually, a “Term Loan Note”) which note shall be (i) payable to the order of such Lender, (ii) in the amount of such Lender’s Term Loan, (iii) dated the Revolving Loan Maturity Date and (iv) otherwise appropriately completed.

          2.11. Loan Funding.

(a) Lender Funding and Disbursement to Borrower. Each Lender shall, before 12:00 noon (San Francisco time) on the date of each Borrowing, make available to Administrative Agent at Administrative Agent’s office specified in Paragraph 8.01, in same day or immediately available funds, such Lender’s applicable Proportionate Share of such Borrowing. After Administrative Agent’s receipt of such funds and upon satisfaction of the applicable conditions set forth in Section III, Administrative Agent shall promptly disburse such funds to Borrower in same day or immediately available funds. Administrative Agent shall disburse the proceeds of each Revolving Loan Borrowing by disbursement to the account or accounts specified in the applicable Notice of Borrowing. The proceeds of the Term Loan Borrowing shall be applied to repay the Revolving Loans and shall be disbursed directly to Lenders.

          (b) Lender Failure to Fund. Unless Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to Administrative Agent such Lender’s applicable Proportionate Share of such Borrowing, Administrative Agent shall be entitled to assume that such Lender has made or will make such portion available to Administrative Agent on the date of such Borrowing in accordance with Subparagraph 2.11(a), and Administrative Agent may on such date, in reliance upon such assumption, disburse or otherwise credit to Borrower a corresponding amount. If any Lender does not make the amount of its applicable Proportionate Share of any Borrowing available to Administrative Agent on or prior to the date of such Borrowing, such Lender shall pay to Administrative Agent, on demand, interest which shall accrue on such amount from the date of such Borrowing until such amount is paid to Administrative Agent at rates equal to (i) the daily Federal Funds Rate during the period from the date of such Borrowing through the third Business Day thereafter and (ii) the rate applicable to Base Rate Loans thereafter. A certificate of Administrative Agent submitted to any Lender with respect to any amount owing by such Lender under this Subparagraph 2.11(b) shall constitute prima facie evidence of such amount. If the amount of any Lender’s applicable Proportionate Share of any Borrowing is not paid to Administrative Agent by such Lender within three (3) Business Days after the date of such Borrowing, Borrower shall repay such amount to Administrative Agent, on demand, together with interest thereon, for each day from the date such amount was disbursed to Borrower until the date such amount is repaid to Administrative Agent, at the interest rate applicable at the time to the Loans comprising such Borrowing.

          (c) Lenders’ Obligations Several. The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan as part of such Borrowing, but no Lender shall be obligated in any way to make any Loan which another Lender has failed or refused to make or otherwise be in any way responsible for the failure or refusal of any other Lender to make any Loan required to be made by such other Lender on the date of any Borrowing.

          2.12. Pro Rata Treatment.

(a) Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein:

          (i) Each Borrowing and reduction of the Total Commitment shall be made or shared among Lenders pro rata according to their respective Proportionate Shares;

          (ii) Each payment of principal on Loans in any Borrowing shall be shared among Lenders pro rata according to the respective unpaid principal amounts of such Loans then owed to such Lenders;

          (iii) Each payment of interest on Loans in any Borrowing shall be shared among Lenders pro rata according to (A) the respective unpaid principal amounts of such Loans made or funded by such Lenders and (B) the dates on which such Lenders so made or funded such Loans;

          (iv) Each payment of Commitment Fees shall be shared among Lenders (except for Defaulting Lenders) pro rata according to (A) their respective Proportionate Shares and (B) in the case of each Lender which becomes a Lender hereunder after the date hereof, the date upon which such Lender so became a Lender;

          (v) Each payment of interest (other than interest on Loans) shall be shared among Lenders and Administrative Agent owed the amount upon which such interest accrues pro rata according to (A) the respective amounts so owed such Lenders and Administrative Agent and (B) the dates on which such amounts became owing to such Lenders and Administrative Agent; and

          (vi) All other payments under this Agreement and the other Credit Documents shall be for the benefit of the Person or Persons specified.

(b) Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of Loans owed to it in excess of its ratable share of payments on account of such Loans obtained by all Lenders entitled to such payments, such Lender shall forthwith purchase from the other Lenders such participations in the Loans as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase shall be rescinded and each other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender’s ratable share (according to the proportion of (i) the amount of such other Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Subparagraph 2.12(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrower in the amount of such participation.

          2.13. Change of Circumstances.

(a) Inability to Determine Rates. If, on or before the first day of any Interest Period for any LIBOR Loan or LIBOR Portion, (i) any Lender shall advise Administrative Agent that the LIBO Rate for such Interest Period cannot be adequately and reasonably determined due to the unavailability of funds in or other circumstances affecting the London interbank market or (ii) Majority Lenders shall advise Administrative Agent that the rate of interest for such Loan or Portion, as the case may be, does not adequately and fairly reflect the cost to such Lenders of making or maintaining such LIBOR Loan or LIBOR Portion, Administrative Agent shall immediately give notice of such condition to Borrower and the other Lenders. After the giving of any such notice and until Administrative Agent shall otherwise notify Borrower that the circumstances giving rise to such condition no longer exist, Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be suspended. Any LIBOR Loans or LIBOR Portions outstanding at the commencement of any such suspension shall be converted at the end of the then current Interest Period for such LIBOR Loans or LIBOR Portions into Base Rate Loans or Base Rate Portions, as the case may be, unless such suspension has then ended.

          (b) Illegality. If, after the date of this Agreement, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender with any request or directive (whether or not having the force of law) of any Governmental Authority (a “Change of Law”) shall make it unlawful or impossible for any Lender to make or maintain any LIBOR Loan or LIBOR Portion, such Lender shall immediately notify Administrative Agent and Borrower of such Change of Law. Upon receipt of such notice, (i) Borrower’s right to request the making of, conversion to or a new Interest Period for LIBOR Loans or LIBOR Portions shall be terminated, and Borrower shall, at the request of such Lender, (A) repay any outstanding LIBOR Loans or convert any outstanding LIBOR Portions into Base Rate Loans at the end of the current Interest Period for such LIBOR Loans or LIBOR Portions or (B) immediately repay or convert any such LIBOR Loans or LIBOR Portions if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such LIBOR Loans or LIBOR Portions. Any conversion or prepayment of LIBOR Loans or LIBOR Portions made pursuant to the preceding sentence prior to the last day of an Interest Period for such LIBOR Loans or LIBOR Portions shall be deemed a prepayment thereof for purposes of Paragraph 2.15. After any Lender notifies Administrative Agent and Borrower of such a Change of Law and until such Lender notifies Administrative Agent and Borrower that it is no longer unlawful or impossible for such Lender to make or maintain a LIBOR Loan or LIBOR Portion, all Revolving Loans and all Portions of the Term Loan of such Lender shall be Base Rate Loans and Base Rate Portions, respectively.

          (c) Increased Costs. If, after the date of this Agreement, any Change of Law:

           (i) Shall subject any Lender to any tax, duty or other charge with respect to any LIBOR Loan or LIBOR Portion, or shall change the basis of taxation of payments by Borrower to any Lender on such a LIBOR Loan or LIBOR Portion or in respect to such a LIBOR Loan or LIBOR Portion under this Agreement (except for changes in the rate of taxation on the overall net income of any Lender imposed by its jurisdiction of incorporation or the jurisdiction in which its principal executive office is located); or

          (ii) Shall impose, modify or hold applicable any reserve (excluding any Reserve Requirement or other reserve to the extent included in the calculation of the LIBO Rate for any Loans or Portions), special deposit or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any Lender for any LIBOR Loan or LIBOR Portion; or

          (iii) Shall impose on any Lender any other condition related to any LIBOR Loan or LIBOR Portion or such Lender’s Commitments;

And the effect of any of the foregoing is to increase the cost to such Lender of making, renewing, or maintaining any such LIBOR Loan or LIBOR Portion or its Commitments or to reduce any amount receivable by such Lender hereunder; then Borrower shall from time to time, within five (5) Business Days after demand by such Lender, pay to such Lender additional amounts sufficient to reimburse such Lender for such increased costs or to compensate such Lender for such reduced amounts; provided, however, that Borrower shall have no obligation to make any payment to any demanding party under this Subparagraph 2.13(c) on account of any such increased costs or reduced amounts unless Borrower receives notice of such increased costs or reduced amounts from the demanding party within six (6) months after they are incurred or realized. A certificate setting forth in reasonable detail the amount of such increased costs or reduced amounts, submitted by such Lender to Borrower shall constitute prima facie evidence of such costs or amounts. The obligations of Borrower under this Subparagraph 2.13(c) shall survive the payment and performance of the Obligations and the termination of this Agreement.

          (d) Capital Requirements. If, after the date of this Agreement, any Lender determines that (i) any Change of Law affects the amount of capital required or expected to be maintained by such Lender or any Person controlling such Lender (a “Capital Adequacy Requirement”) and (ii) the amount of capital maintained by such Lender or such Person which is attributable to or based upon the Loans, the Commitments or this Agreement must be increased as a result of such Capital Adequacy Requirement (taking into account such Lender’s or such Person’s policies with respect to capital adequacy),

Borrower shall pay to such Lender or such Person, within five (5) Business Days after demand of such Lender, such amounts as such Lender or such Person shall determine are necessary to compensate such Lender or such Person for the increased costs to such Lender or such Person of such increased capital; provided, however, that Borrower shall have no obligation to make any payment to any demanding party under this Subparagraph 2.13(d) on account of any such increased costs unless Borrower receives notice of such increased costs from the demanding party within six (6) months after they are incurred or realized. A certificate setting forth in reasonable detail the amount of such increased costs, submitted by any Lender to Borrower shall constitute prima facie evidence of such costs. The obligations of Borrower under this Subparagraph 2.13(d) shall survive the payment and performance of the Obligations and the termination of this Agreement.

          (e) Mitigation. Any Lender which becomes aware of (i) any Change of Law which will make it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or LIBOR Portion or (ii) any Change of Law or other event or condition which will obligate Borrower to pay any amount pursuant to Subparagraph 2.13(c) or Subparagraph 2.13(d) shall notify Borrower and Administrative Agent thereof as promptly as practical. If any Lender has given notice of any such Change of Law or other event or condition and thereafter becomes aware that such Change of Law or other event or condition has ceased to exist, such Lender shall notify Borrower and Administrative Agent thereof as promptly as practical. Each Lender affected by any Change of Law which makes it unlawful or impossible for such Lender to make or maintain any LIBOR Loan or LIBOR Portion or to which Borrower is obligated to pay any amount pursuant to Subparagraph 2.13(c) or Subparagraph 2.13(d) shall use reasonable commercial efforts (including changing the jurisdiction of its Applicable Lending Office) to avoid the effect of such Change of Law or to avoid or materially reduce any amounts which Borrower is obligated to pay pursuant to Subparagraph 2.13(c) or Subparagraph 2.13(d) if, in the reasonable opinion of such Lender, such efforts would not be disadvantageous to such Lender or contrary to such Lender’s normal banking practices.

          2.14. Taxes on Payments.

(a) Payments Free of Taxes. All payments made by Borrower under this Agreement and the other Credit Documents shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, documentary or other taxes, any duties, or any other levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (except net income taxes and franchise taxes in lieu of net income taxes imposed on Administrative Agent or any Lender by its jurisdiction of incorporation or the jurisdiction in which its Applicable Lending Office is located) (all such non-excluded taxes, duties, levies, imposts, charges, fees, deductions and withholdings being hereinafter called “Taxes”). If any Taxes are required to be withheld from any amounts payable to Administrative Agent or any Lender hereunder or under the other Credit Documents, the amounts so payable to Administrative Agent or such Lender shall be increased to the extent necessary to yield to Administrative Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the other Credit Documents. Whenever any Taxes are payable by Borrower, as promptly as possible thereafter, Borrower shall send to Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrower showing payment thereof. If Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent the required receipts or other required documentary evidence, Borrower shall indemnify Administrative Agent and Lenders for any taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure. The obligations of Borrower under this Subparagraph 2.14(a) shall survive the payment and performance of the Obligations and the termination of this Agreement.

          (b) Withholding Exemption Certificates. On or prior to the date of the initial Borrowing or, if such date does not occur within thirty (30) days after the date of this Agreement, by the end of such 30-day period, each Lender which is not organized under the laws of the United States of America or a state thereof shall deliver to Borrower and Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI (or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding or with reduced deduction or withholding of any United States federal income taxes. Each such Lender further agrees (i) promptly to notify Borrower and Administrative Agent of any change of circumstances (including any change in any treaty, law or regulation) which would prevent such Lender from receiving payments hereunder without any deduction or withholding or with reduced deduction or withholding of such taxes as indicated on the most recent such certificate or other form previously delivered by such Lender and (ii) if such Lender has not so notified Borrower and Administrative Agent of any change of circumstances which would prevent such Lender from receiving payments hereunder without any deduction or withholding or with reduced deduction or withholding of taxes as indicated on the most recent such certificate or other form previously delivered by such Lender, then on or before the date that any certificate or other form delivered by such Lender under this Subparagraph 2.14(b) expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent such certificate or form previously delivered by such Lender, to deliver to Borrower and Administrative Agent a new certificate or form, certifying that such Lender is entitled to receive payments under this Agreement without deduction or withholding or with reduced deduction or withholding of such taxes. If any Lender fails to provide to Borrower or Administrative Agent pursuant to this Subparagraph 2.14(b) (or, in the case of a New Lender, Subparagraph 2.06(a), or, in the case of an Assignee Lender, Subparagraph 8.05(c)) any certificates or other evidence required by such provision to establish that such Lender is, at the time it becomes a Lender hereunder, entitled to receive payments under this Agreement without deduction or withholding or with reduced deduction or withholding of any United States federal income taxes, such Lender shall not be entitled to any indemnification under Subparagraph 2.14(a) for any Taxes imposed on such Lender primarily as a result of such failure.

(c) Mitigation. If Administrative Agent or any Lender claims any additional amounts to be payable to it pursuant to this Paragraph 2.14, such Person shall use reasonable commercial efforts to file any certificate or document requested in writing by Borrower (including copies of Internal Revenue Service Form W-8BEN (or successor forms) reflecting a reduced rate of withholding or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or such change in the jurisdiction of its Applicable Lending Office would avoid the need for or materially reduce the amount of any such additional amounts which may thereafter accrue and if, in the reasonable opinion of such Person, in the case of a change in the jurisdiction of its Applicable Lending Office, such change would not be disadvantageous to such Person or contrary to such Person’s normal banking practices.

          (d) Tax Returns. Nothing contained in this Paragraph 2.14 shall require Administrative Agent or any Lender to make available any of its tax returns (or any other information relating to its taxes which it deems to be confidential).

          2.15. Funding Loss Indemnification. If Borrower shall (a) repay, prepay or convert any LIBOR Loan or LIBOR Portion on any day other than the last day of an Interest Period therefor (whether a scheduled payment, an optional prepayment or conversion, a mandatory prepayment or conversion, a payment upon acceleration or otherwise), (b) fail to borrow any LIBOR Loan or LIBOR Portion for which a Notice of Borrowing has been delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) or (c) fail to convert any Portion of the Term Loan Borrowing into a LIBOR Portion in accordance with a Notice of Term Loan Conversion delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise), Borrower shall, within five (5) Business Days after demand by any Lender, reimburse such Lender for and hold such Lender harmless from all costs and losses incurred by such Lender as a result of such repayment, prepayment, conversion or failure; provided, however, that Borrower shall have no obligation to make any payment to any demanding party under this Paragraph 2.15 on account of any such costs or losses unless Borrower receives notice of such costs or losses from the demanding party within six (6) months after they are incurred or realized. Borrower understands that such costs and losses may include, without limitation, losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund a LIBOR Loan or LIBOR Portion. Each Lender demanding payment under this Paragraph 2.15 shall deliver to Borrower, with a copy to Administrative Agent, a certificate setting forth the amount of costs and losses for which demand is made, which certificate shall set forth in reasonable detail the calculation of the amount demanded. Such a certificate so delivered to Borrower shall constitute prima facie evidence of such costs and losses. The obligations of Borrower under this Paragraph 2.15 shall survive the payment and performance of the Obligations and the termination of this Agreement.

          2.16. Replacement of Lenders. If any Lender shall (a) become a Defaulting Lender more than one (1) time in a period of twelve (12) consecutive months, (b) continue as a Defaulting Lender for more than five (5) Business Days at any time, (c) not consent to an Extension Request given pursuant to Subparagraph 2.02(a), (d) suspend its obligation to make or maintain LIBOR Loans or LIBOR Portions pursuant to Subparagraph 2.13(b) for a reason which is not applicable to any other Lender or (e) demand any payment under Subparagraph 2.13(c),

2.13(d) or 2.14(a) for a reason which is not applicable to any other Lender, then Administrative Agent may, with the written consent of Borrower, or shall, upon the written request of Borrower, replace such Lender (the “affected Lender”), or cause such affected Lender to be replaced with another lender (the “replacement Lender”) satisfying the requirements of an Assignee Lender, by having the affected Lender sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to Subparagraph 8.05(c); provided, however, that if Borrower seeks to exercise such right, it must do so within sixty (60) days after it first knows or should have known of the occurrence of the event or events giving rise to such right, and neither Administrative Agent nor any Lender shall have any obligation to identify or locate a replacement Lender for Borrower. Upon receipt by any affected Lender of a written notice from Administrative Agent stating that Administrative Agent is exercising the replacement right set forth in this Paragraph 2.16, such affected Lender shall sell and assign all of its rights and obligations under this Agreement and the other Credit Documents to the replacement Lender pursuant to an Assignment Agreement and Subparagraph 8.05(c) for a purchase price equal to the sum of the principal amount of the affected Lender’s Loans so sold and assigned, all accrued and unpaid interest thereon and its ratable share of all fees to which it is entitled.

SECTION III.      CONDITIONS PRECEDENT.

          3.01. Initial Conditions Precedent. The obligations of Lenders to make the Loans are subject to receipt by Administrative Agent, not more than thirty (30) days after the date of this Agreement (the “Document Delivery Date”), of each item listed in Schedule 3.01, each in form and substance satisfactory to Administrative Agent and each Lender, and with sufficient copies for, Administrative Agent and each Lender.

          3.02. Conditions Precedent to Term Loan Borrowing. The obligations of Lenders to make the Term Loans comprising the Term Loan Borrowing also are subject to receipt by Administrative Agent, on or prior to the Revolving Loan Maturity Date, of a Term Loan Note for each Lender so requesting such a note, duly executed by Borrower.

          3.03. Conditions Precedent to Each Credit Event.

(a) The occurrence of each Credit Event (including the initial Borrowing and the Term Loan Borrowing) is subject to the further condition that Borrower shall have delivered to Administrative Agent the Notice of Borrowing, Notice of Term Loan Conversion or Notice of Interest Period Selection, as the case may be, for such Credit Event in accordance with this Agreement.

          (b) On the date each Borrowing is to occur and after giving effect to such Borrowing, the following shall be true and correct:

(i) The representations and warranties of Borrower set forth in Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); and (ii) No Default has occurred and is continuing or will result from such Borrowing.

The submission by Borrower to Administrative Agent of each Notice of Borrowing (other than a Notice of Borrowing for a Revolving Loan Borrowing consisting of Base Rate Loans to be used solely to repay an existing Borrowing) shall be deemed to be a representation and warranty by Borrower that each of the statements set forth above in this Subparagraph 3.03(b) is true and correct as of the date of such notice.

          3.04. Covenant to Deliver. Borrower agrees (not as a condition but as a covenant) to deliver to Administrative Agent each item required to be delivered to Administrative Agent as a condition to the occurrence of any Credit Event if such Credit Event occurs. Borrower expressly agrees that the occurrence of any such Credit Event prior to the receipt by Administrative Agent of any such item shall not constitute a waiver by Administrative Agent or any Lender of Borrower’s obligation to deliver such item.

SECTION IV.      REPRESENTATIONS AND WARRANTIES.

          4.01. Borrower’s Representations and Warranties. In order to induce Administrative Agent and Lenders to enter into this Agreement, Borrower hereby represents and warrants to Administrative Agent and Lenders as follows:

(a) Due Incorporation, Qualification, etc. Each of Borrower and Borrower’s Material Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed is reasonably likely to have a Material Adverse Effect.

          (b) Authority. The execution, delivery and performance by Borrower of each Credit Document executed, or to be executed, by Borrower and the consummation of the transactions contemplated thereby (i) are within the power of Borrower and (ii) have been duly authorized by all necessary actions on the part of Borrower.

          (c) Enforceability. Each Credit Document executed, or to be executed, by Borrower has been, or will be, duly executed and delivered by Borrower and constitutes, or will constitute, a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(d) Non-Contravention. The execution and delivery by Borrower of the Credit Documents executed by Borrower and the performance and consummation of the transactions contemplated thereby do not (i) violate any Requirement of Law applicable to Borrower; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of Borrower required by Regulation S-K to be made part of Borrower’s public filings; or (iii) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any property, asset or revenue of Borrower (except such Liens as may be created in favor of Administrative Agent pursuant to this Agreement or the other Credit Documents).

          (e) Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required in connection with the execution and delivery of the Credit Documents executed by Borrower or the performance or consummation of the transactions contemplated thereby, except for those which have been made or obtained and are in full force and effect.

          (f) No Violation or Default. Neither Borrower nor any of its Subsidiaries is in violation of or in default with respect to (i) any Requirement of Law applicable to such Person or (ii) any Contractual Obligation of such Person (nor is there any waiver in effect which, if not in effect, would result in such a violation or default), where, in each case, such violation or default is reasonably likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither Borrower nor any of its Subsidiaries (A) has violated any Environmental Laws, (B) has any liability under any Environmental Laws or (C) has received notice or other communication of an investigation or is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably likely to have a Material Adverse Effect. No Default has occurred and is continuing.

          (g) Litigation. Except as disclosed in the 10-Q report filed by Borrower with the Securities and Exchange Commission for the fiscal quarter ended June 4, 1999, no actions (including derivative actions), suits, proceedings or investigations are pending or, to the knowledge of Borrower, threatened against Borrower or any of its Subsidiaries at law or in equity in any court or before any other Governmental Authority which (i) is reasonably likely (alone or in the aggregate) to have a Material Adverse Effect or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by Borrower of the Credit Documents or the transactions contemplated thereby.

          (h) Title; Possession Under Leases. Borrower and its Material Subsidiaries own and have good and marketable title, or a valid leasehold interest in, or licenses with respect to, all their respective properties and assets as reflected in the most recent Financial Statements delivered to Administrative Agent (except those assets and properties disposed of in the ordinary course of business or otherwise in compliance with this Agreement since the date of such Financial Statements) and all respective assets and properties acquired by Borrower and its Material Subsidiaries since such date (except those disposed of in the ordinary course of business or otherwise in compliance with this

Agreement). Such assets and properties are subject to no Lien, except for Permitted Liens. Each of Borrower and its Material Subsidiaries has complied with all material obligations under all material leases to which it is a party and enjoys peaceful and undisturbed possession under such leases subject only to rights of sublessees of Borrower or its Material Subsidiaries.

          (i) Financial Statements. The Financial Statements of Borrower and its Subsidiaries which have been delivered to Administrative Agent, (i) are in accordance with the books and records of Borrower and its Subsidiaries, which have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP; and (iii) fairly present in all material respects the financial conditions and results of operations of Borrower and its Subsidiaries as of the date thereof and for the period covered thereby. Neither Borrower nor any of its Subsidiaries has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the audited Financial Statements dated December 3, 1999, or unaudited Financial Statements for the fiscal quarter ended June 2, 2000, furnished by Borrower to Administrative Agent prior to the date hereof, or in the Financial Statements delivered to Administrative Agent pursuant to clause (i) or (ii) of Subparagraph 5.01(a).

          (j) Equity Securities. All Equity Securities of Borrower have been offered and sold in compliance with all federal and state securities laws and all other Requirements of Law, except where any failure to comply is not reasonably likely to have a Material Adverse Effect.

          (k) No Agreements to Sell Assets; Etc. Neither Borrower nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any Person to sell the assets of Borrower or any of its Subsidiaries (except as permitted by Subparagraph 5.02(c)), or to effect any merger, consolidation or other reorganization of Borrower or any of its Subsidiaries (except as permitted by Subparagraph 5.02(d)) or to enter into any agreement with respect thereto.

(l) Employee Benefit Plans.

          (i) Based upon the latest valuation of each Employee Benefit Plan that either Borrower or any ERISA Affiliate maintains or contributes to, or has any obligation under (which occurred within twelve months of the date of this representation), the aggregate benefit liabilities of such plan within the meaning of § 4001 of ERISA did not exceed the aggregate value of the assets of such plan. Neither Borrower nor any ERISA Affiliate has any liability with respect to any post-retirement benefit under any Employee Benefit Plan which is a welfare plan (as defined in section 3(1) of ERISA), other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA, which liability for health plan contribution coverage is not reasonably likely to have a Material Adverse Effect.

          (ii) Each Employee Benefit Plan complies, in both form and operation, in all material respects, with its terms, ERISA and the IRC, and no condition exists or event has occurred with respect to any such plan which would result in the incurrence by either Borrower or any ERISA Affiliate of any material liability, fine or penalty. Each Employee Benefit Plan, related trust agreement, arrangement and commitment of Borrower or any ERISA Affiliate is legally valid and binding and in full force and effect. No Employee Benefit Plan is being audited or investigated by any government agency or is subject to any pending or threatened claim or suit. Neither Borrower nor any ERISA Affiliate nor any fiduciary of any Employee Benefit Plan has engaged in a prohibited transaction under section 406 of ERISA or section 4975 of the IRC.

          (iii) Neither Borrower nor any ERISA Affiliate contributes to or has any material contingent obligations to any Multiemployer Plan. Neither Borrower nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither Borrower nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

          (m) Other Regulations. Borrower is not subject to regulation under the Investment Company Act of 1940, the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or to any other Governmental Rule limiting its ability to incur indebtedness.

          (n) Patent and Other Rights. Except as disclosed in the 10-Q report filed by Borrower with the Securities and Exchange Commission for the fiscal quarter ended June 4, 1999, Borrower and its Material Subsidiaries own, license or otherwise have the full right to use, under validly existing agreements, all material patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted.

          (o) Governmental Charges. Borrower and its Subsidiaries have filed or caused to be filed all tax returns or requests for extension which are required to be filed by them. Borrower and its Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges or indebtedness, if any, which are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably likely to have a Material Adverse Effect if unpaid.

          (p) Margin Stock. Borrower owns no Margin Stock which, in the aggregate, would constitute a substantial part of the assets of Borrower, and no proceeds of any Loan will be used to purchase or carry, directly or indirectly, any Margin Stock or to extend credit, directly or indirectly, to any Person for the purpose of purchasing or carrying any Margin Stock.

          (q) Subsidiaries, Etc. Schedule 4.01(q) (as supplemented by Borrower from time to time in a written notice to Administrative Agent pursuant to Subparagraph 5.01(a)(iii)) sets forth each of Borrower’s Subsidiaries, its jurisdiction of organization, the classes of its Equity Securities and the percentages of shares of each such class owned directly or indirectly by Borrower.

          (r) Solvency, Etc. Borrower is Solvent and, after the execution and delivery of the Credit Documents and the consummation of the transactions contemplated thereby, will be Solvent.

          (s) Catastrophic Events. Neither Borrower nor any of its Subsidiaries and none of their properties is or has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or other casualty that is reasonably likely to have a Material Adverse Effect. There are no disputes presently subject to grievance procedure, arbitration or litigation under any of the collective bargaining agreements, employment contracts or employee welfare or incentive plans to which Borrower or any of its Subsidiaries is a party, and there are no strikes, lockouts, work stoppages or slowdowns, or, to the best knowledge of Borrower, jurisdictional disputes or organizing activities occurring or threatened which alone or in the aggregate are reasonably likely to have a Material Adverse Effect.

          (t) No Material Adverse Effect. No event has occurred and no condition exists which is reasonably likely to have a Material Adverse Effect.

          (u) Year 2000 Compatibility. The 10-Q report filed by Borrower with the Securities and Exchange Commission for the fiscal quarter ended June 4, 1999, describes the actions which Borrower and its Subsidiaries have taken, are planning to take or are taking to address the “Year 2000 Problem” (that is, the risk that computer applications used by Borrower and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Based upon the matters described in such report, Borrower believes that the “Year 2000 Problem” will not have a Material Adverse Effect.

          (v) Accuracy of Information Furnished. The Credit Documents and the other certificates and written statements and information (excluding projections and analyst reports) prepared by and furnished by Borrower and its Subsidiaries to Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby, taken as a whole, do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All projections furnished by Borrower and its Subsidiaries to Administrative Agent and the Lenders in connection with the Credit Documents and the transactions contemplated thereby have been based upon reasonable assumptions and represent, as of their respective dates of presentations, Borrower’s and its Subsidiaries’ reasonable estimates of the future performance of Borrower and its Subsidiaries.

          4.02. Reaffirmation. Borrower shall be deemed to have reaffirmed, for the benefit of Lenders and Administrative Agent, each representation and warranty contained in Paragraph 4.01 on and as of the date of each Borrowing (except for representations and warranties expressly made as of a specified date, which shall be true as of such date).

SECTION V.      COVENANTS.

          5.01. Affirmative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following affirmative covenants, unless Required Lenders shall otherwise consent in writing:

(a) Financial Statements, Reports, etc. Borrower shall furnish to Administrative Agent, with sufficient copies for each Lender, the following, each in such form and such detail as Administrative Agent or the Required Lenders shall reasonably request:

(i) As soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter of Borrower, a copy of the Financial Statements of Borrower and its Subsidiaries (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief executive officer or chief financial officer of Borrower to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments);

(ii) As soon as available and in no event later than ninety (90) days after the close of each fiscal year of Borrower, (A) copies of the audited Financial Statements of Borrower and its Subsidiaries (prepared on a consolidated basis) for such year, audited by KPMG LLP or other independent certified public accountants of recognized national standing acceptable to Administrative Agent, and (B) copies of the unqualified opinions (or qualified opinions reasonably acceptable to Administrative Agent) and, to the extent delivered and within ten (10) days after delivery, final management letters delivered by such accountants to the Audit Committee of the Board of Directors in connection with all such Financial Statements;

          (iii) Contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (i) and (ii), a compliance certificate of the chief executive officer, chief financial officer or treasurer of Borrower (a “Compliance Certificate”) which (A) states that the representations and warranties of Borrower set forth in Paragraph 4.01 and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date) and no Default has occurred and is continuing, or, if any such Default has occurred and is continuing, a statement as to the nature thereof and what action Borrower proposes to take with respect thereto; (B) sets forth, for the quarter, year or other applicable period covered by such Financial Statements or as of the last day of such quarter or year (as the case may be), the calculation of the financial ratios and tests provided in Subparagraph 5.02(f) and Paragraph 5.03; (C) upon Administrative Agent’s request, attaches copies of any letters being provided routinely to requesting vendors or customers at such time describing the Year 2000 remediation efforts of Borrower and its Subsidiaries and (D) lists all Subsidiaries of Borrower and identifies each such Subsidiary which is a Material Subsidiary;

          (iv) As soon as available and in no event later than forty-five (45) days after the last day of each fiscal quarter of Borrower, a certificate of the chief financial officer or treasurer of Borrower which sets forth the calculation of Borrower’s Debt/EBITDA Ratio for the consecutive four-quarter period ending as of such date;

          (v) As soon as possible and in no event later than five (5) Business Days after any officer of Borrower knows of the occurrence or existence of (A) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan; (B) any actual litigation, suits or claims against Borrower or any of its Subsidiaries which individually asserts a claim for monetary damages payable by Borrower or its Subsidiaries of $10,000,000 or more; (C) any other event or condition which is reasonably likely to have a Material Adverse Effect; or (D) any Default; the statement of the chief executive officer, chief financial officer or treasurer of Borrower setting forth details of such event, condition or Default and the action which Borrower proposes to take with respect thereto;

(vi) As soon as available and in no event later than five (5) Business Days after they are sent, made available or filed, copies of (A) all registration statements and reports filed by Borrower or any of its Subsidiaries with any securities exchange or the United States Securities and Exchange Commission (including, without limitation, all 10-Q, 10-K and 8-K reports); (B) all reports, proxy statements and financial statements sent or made available by Borrower to its security holders; and (C) all press releases concerning any material developments in the business of Borrower made available by Borrower to the public generally; and

          (vii) Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of Borrower or its Subsidiaries, and compliance by Borrower with the terms of this Agreement and the other Credit Documents as Administrative Agent may from time to time reasonably request.

          (b) Books and Records. Borrower and its Subsidiaries shall at all times keep proper books of record and account in which full, true and correct entries will be made of their transactions in accordance with GAAP.

          (c) Inspections. Borrower and its Subsidiaries shall permit Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours and to the extent reasonably necessary for the administration of the Obligations, to visit and inspect any of the properties and offices of Borrower and its Material Subsidiaries, to examine the books and records of Borrower and its Subsidiaries and make copies thereof, and to discuss the affairs, finances and business of Borrower and its Subsidiaries with, and to be advised as to the same by, their officers and, after prior written notice to Borrower, their auditors and accountants, all at such times and intervals as Administrative Agent or any Lender may reasonably request; provided, however, (i) unless an Event of Default shall have occurred and be continuing, any such visit and inspection shall be made at the sole expense of Administrative Agent or the Lender whose agent or representative is making such visit and inspection and (ii) when an Event of Default exists, any such visit and inspection shall be made at the sole expense of Borrower.

(d) Insurance. Borrower and its Material Subsidiaries shall:

          (i) Carry and maintain insurance of the types and in the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including, but not limited to, fire, public liability, property damage and worker’s compensation;

          (ii) Carry and maintain each policy for such insurance with (A) a company which is rated A or better by A.M. Best and Company at the time such policy is placed and at the time of each annual renewal thereof or (B) any other insurer which is reasonably satisfactory to Administrative Agent; and

          (iii) Deliver to Administrative Agent upon request not more than once each year schedules setting forth all insurance then in effect.

          (e) Governmental Charges and Other Indebtedness. Borrower and its Subsidiaries shall promptly pay and discharge when due (i) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (ii) all indebtedness which, if unpaid, could become a Lien upon the property of Borrower or its Material Subsidiaries and (iii) subject to any subordination provisions applicable thereto, all other Indebtedness which in each case, if unpaid, is reasonably likely to have a Material Adverse Effect, except such Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made, provided that in each such case appropriate reserves are maintained to the reasonable satisfaction of Administrative Agent.

          (f) Use of Proceeds. Borrower shall use the proceeds of the Loans only for the respective purposes set forth in Paragraph 2.05. Borrower shall not use any part of the proceeds of any Loan, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Borrower, any Lender or Administrative Agent in a violation of Regulations T, U or X issued by the Federal Reserve Board.

          (g) General Business Operations. Other than as permitted by Subparagraphs 5.02(c) and 5.02(d), each of Borrower and its Subsidiaries shall (i) preserve and maintain its corporate existence and all of its rights, privileges and franchises reasonably necessary to the conduct of its business, (ii) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person and (iii) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except, in each case, where any failure is not reasonably likely to have a Material Adverse Effect. Borrower shall maintain its chief executive office and principal place of business in the United States.

          (h) Year 2000 Compatibility. Borrower and its Subsidiaries shall take all acts reasonably necessary to ensure that all software, hardware, firmware, equipment, goods and systems utilized by or material to their business operations or financial condition will properly perform date sensitive functions before, during and after the year 2000 except where the failure to do so would not have a Material Adverse Effect.

          (i) Pari Passu Ranking. Borrower shall take, or cause to be taken, all actions necessary to ensure that the Obligations of Borrower are and continue to rank at least pari passu in right of payment with all other unsecured Indebtedness of Borrower.

          5.02. Negative Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following negative covenants, unless Required Lenders shall otherwise consent in writing:

(a) Indebtedness. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following (“Permitted Indebtedness”):

          (i) The Obligations of Borrower under the Credit Documents;

          (ii) Indebtedness of Borrower and its Subsidiaries listed in Schedule 5.02(a) and existing on the date of this Agreement which does not otherwise qualify as Permitted Indebtedness;

          (iii) Indebtedness of Borrower and its Subsidiaries arising from the endorsement of instruments for collection in the ordinary course of their businesses;

          (iv) Indebtedness of Borrower and its Subsidiaries for trade accounts payable, provided that (A) such accounts arise in the ordinary course of business and (B) no material part of any such account is more than ninety (90) days past due (unless subject to a bona fide dispute and for which adequate reserves have been established);

          (v) Indebtedness of Borrower and its Subsidiaries under Rate Contracts, provided that, at the time each Rate Contract is entered into, such Rate Contract is for bona fide hedging operations and not for speculation;

          (vi) Indebtedness of Borrower and its Subsidiaries under initial or successive refinancings of any Indebtedness permitted by clause (ii) above, provided that (A) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced and (B) the material terms and provisions of any such refinancing (including maturity, redemption, prepayment, default and subordination provisions) are no less favorable to Lenders than the Indebtedness being refinanced;

          (vii) Indebtedness of Borrower and its Subsidiaries with respect to surety, appeal, indemnity, performance or other similar bonds in the ordinary course of business (including surety or similar bonds issued in connection with the stay of a proceeding of the type described in Subparagraph 6.01(h));

          (viii) Guaranty Obligations of Borrower in respect of Permitted Indebtedness of its Subsidiaries;

          (ix) Indebtedness of Borrower to any of its Subsidiaries, Indebtedness of any of Borrower’s Subsidiaries to Borrower or Indebtedness of any of Borrower’s Subsidiaries to any of Borrower’s other Subsidiaries;

(x) Other Indebtedness of Borrower and its Subsidiaries, provided that the aggregate principal amount of all such other Indebtedness outstanding at any time does not exceed the sum of $200,000,000 plus ten percent (10%) of Borrower’s Net Worth determined as of the last day of the immediately preceding fiscal quarter.

(b) Liens. Neither Borrower nor any of its Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of its assets or property of any character, whether now owned or hereafter acquired, except for the following (“Permitted Liens”):

          (i) Liens in favor of Administrative Agent or any Lender securing the Obligations;

          (ii) Liens listed in Schedule 5.02(b) and existing on the date of this Agreement which do not otherwise qualify as Permitted Liens;

          (iii) Liens for taxes or other Governmental Charges not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

          (iv) Liens of carriers, warehousemen, mechanics, materialmen, vendors, and landlords and other similar Liens imposed by law incurred in the ordinary course of business for sums not overdue more than 45 days or being contested in good faith, provided that adequate reserves for the payment thereof have been established in accordance with GAAP;

          (v) Deposits under workers’ compensation, unemployment insurance and social security laws or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations of surety or appeal bonds or to secure indemnity, performance or other similar bonds in the ordinary course of business;

          (vi) Zoning restrictions, easements, rights-of-way, title irregularities and other similar encumbrances, which alone or in the aggregate are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of Borrower or any of its Subsidiaries;

          (vii) Banker’s Liens and similar Liens (including set-off rights) in respect of bank deposits;

          (viii) Liens on any property or assets acquired, or on the property or assets of any Persons acquired, by Borrower or any of its Subsidiaries after the date of this Agreement pursuant to Subparagraph 5.02(d), provided that (A) such

Liens exist at the time such property or assets or such Persons are so acquired and (B) such Liens were not created in contemplation of such acquisitions;

          (ix) Judgement Liens, provided that such Liens do not constitute an Event of Default under Subparagraph 6.01(h);

          (x) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties and in connection with the importation of goods in the ordinary course of Borrower’s and its Subsidiaries’ businesses;

          (xi) Liens securing purchase money loans and Capital Leases incurred by Borrower and its Subsidiaries to finance their acquisition of real property, fixtures or equipment provided that (A) in each case, the Indebtedness secured by such Liens (1) is incurred by such Person at the time of, or not later than ninety (90) days after, the acquisition by such Person of the property so financed, (2) does not exceed the purchase price of the property so financed; and (3) constitutes Permitted Indebtedness under Subparagraph 5.02(a); and (B) in each case, such Lien (1) covers only those assets, the acquisition of which was financed by such Permitted Indebtedness, and (2) secures only such Permitted Indebtedness; and provided, further, that this clause (xi) shall apply to Liens incurred to finance the costs incurred by Adobe Systems Europe, Ltd. to acquire real property in Scotland prior to the date of this Agreement, construct improvements thereon and install fixtures and equipment therein prior to completion so long as the Indebtedness secured thereby meets all of the foregoing requirements except clause (A)(1);

          (xii) Liens on the property or assets of any Subsidiary of Borrower in favor of Borrower or any other Subsidiary of Borrower;

          (xiii) Liens incurred in connection with the extension, renewal or refinancing of the Indebtedness secured by the Liens described in clause (ii) or (xi) above, provided that any extension, renewal or replacement Lien (A) is limited to the property covered by the existing Lien and (B) secures Indebtedness which is no greater in amount and has material terms no less favorable to Lenders than the Indebtedness secured by the existing Lien; and

          (xiv) Other Liens, provided that (A) the Indebtedness secured by such other Liens constitutes Permitted Indebtedness under Subparagraph 5.02(a) and (B) the aggregate principal amount of such Indebtedness outstanding at any time does not exceed ten percent (10%) of Borrower’s Net Worth determined as of the last day of the immediately preceding fiscal quarter.

(c) Asset Dispositions. Neither Borrower nor any of its Subsidiaries shall sell, lease, transfer or otherwise dispose of any of its assets or property, whether now owned or hereafter acquired, except for the following:

(i) Sales by Borrower and its Subsidiaries of inventory in the ordinary course of their businesses;

          (ii) Sales by Borrower and its Subsidiaries of surplus, damaged, worn or obsolete equipment or inventory in the ordinary course of their businesses;

          (iii) Sales by Borrower and its Subsidiaries or other dispositions of Investments permitted by Subparagraph 5.02(e); (iv) Sales or assignments by Borrower and its Subsidiaries of defaulted receivables to a collection agency in the ordinary course of their businesses;

          (v) Licenses by Borrower and its Subsidiaries of their products, patents, copyrights, trademarks, trade names, trade secrets, service marks and any other intellectual property in the ordinary course of their businesses;

          (vi) Sales by Borrower and its Subsidiaries of closed facilities which are for cash and do not exceed $55,000,000 in the aggregate during the term of this Agreement;

          (vii) Sales, licenses or other dispositions of assets and property by Borrower to any of Borrower’s Subsidiaries or by any of Borrower’s Subsidiaries to Borrower or any of its other Subsidiaries; and

          (viii) Other sales, leases, transfers and disposals by Borrower and its Subsidiaries of assets and property, provided that(A) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such sale, lease, transfer or disposal and (B) the aggregate book value of all such assets and property so sold, leased, transferred or otherwise disposed of in any fiscal year does not exceed ten percent (10%) of Borrower’s Net Worth determined as of the last day of the immediately preceding fiscal year.

(d) Mergers, Acquisitions, Etc. Neither Borrower nor any of its Subsidiaries shall consolidate with or merge into any other Person or permit any other Person to merge into it, establish any new Subsidiary, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets of any other Person, except as follows:

          (i) Borrower and its Subsidiaries may merge with each other, provided that (A) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such merger and (B) in any such merger involving Borrower, Borrower is the surviving corporation;

          (ii) Any Subsidiary of Borrower may dissolve after transferring or distributing its assets to Borrower or any of its Subsidiaries, provided that no Default has occurred and is continuing on the date of, or will result after giving effect to, any such dissolution; and

(iii) Borrower and its Subsidiaries may establish any new Subsidiary or acquire any Person as a new Subsidiary or all or substantially all of the assets of any other Person, provided that no Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition.
(e) Investments. Neither Borrower nor any of its Subsidiaries shall make any Investment except for Investments in the following:

          (i) Investments permitted by the investment policy of Borrower set forth in Schedule 5.02(e) or, if any changes to the investment policy of Borrower are hereafter duly approved by the Board of Directors of Borrower or designated committee thereof, in any subsequent investment policy which is the most recent investment policy delivered by Borrower to Administrative Agent with a certificate of Borrower’s chief financial officer to the effect that such investment policy has been duly approved by Borrower’s Board of Directors and is then in effect;

          (ii) Investments listed in Schedule 5.02(e) existing on the date of this Agreement which are not otherwise permitted by the investment policy of Borrower set forth in Schedule 5.02(e);

          (iii) Investments received by Borrower and its Subsidiaries in connection with the bankruptcy or reorganization of customers and suppliers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (iv) Investments arising from rights received by Borrower and its Subsidiaries upon the required payment of any permitted Indebtedness of Borrower and its Subsidiaries;

          (v) Investments consisting of loans to employees, officers and directors of Borrower or its Subsidiaries;

          (vi) Investments by Borrower and its Subsidiaries in Rate Contracts, provided that, at the time each Rate Contract is entered into, such Rate Contract is for bona fide hedging operations and not for speculation;

          (vii) Deposit accounts;

          (viii) Investments permitted by Subparagraph 5.02(d);

          (ix) Investments by Borrower and its Subsidiaries in each other;

          (x) Venture capital Investments made by Borrower and/or its Subsidiaries and Adobe Ventures, L.P., Adobe Ventures II, L.P. and any other venture capital partnership in which all of the limited partners are Borrower, its Subsidiaries, its Affiliates or employees of Borrower or its Subsidiaries

(individually, a “VC Partnership”), provided that (A) at the time a venture capital Investment is made in any Person, such Person either operates or is expected to operate in an industry related to the business operations of Borrower or its Subsidiaries (including Persons which possess or may possess technologies, sales and services capabilities, operations or content related to any product of Borrower or its Subsidiaries) or has been identified by Borrower as a candidate for a strategic relationship with Borrower or its Subsidiaries, (B) the aggregate consideration paid (including Indebtedness incurred) by Borrower or its Subsidiaries for all such venture capital Investments (less any return of capital received in cash on the sale of such venture capital Investments and any gain or other income realized on such venture capital Investments which is reinvested in new venture capital Investments) does not exceed $175,000,000 at any time, and (C) no Default has occurred and is continuing on the date of, or will result after giving effect to, any such venture capital Investment;

          (xi) Investments consisting of purchase money financing provided by Borrower and its Subsidiaries to their customers; and

          (xii) Other Investments, provided that:

          (A) No Default has occurred and is continuing on the date of, or will result after giving effect to, any such Investment; and

          (B) The aggregate consideration paid (including Indebtedness incurred) by Borrower and its Subsidiaries for all such Investments in any fiscal year does not exceed ten percent (10%) of Borrower’s Net Worth determined as of the last day of the immediately preceding fiscal year.

(f) Dividends, Redemptions, Etc. Neither Borrower nor any of its Subsidiaries shall pay any dividends or make any distributions on its Equity Securities; purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Securities; return any capital to any holder of its Equity Securities as such; make any distribution of assets, Equity Securities, obligations or securities to any holder of its Equity Securities as such; or set apart any sum for any such purpose; except as follows:

          (i) Borrower or any of its Subsidiaries may pay dividends on its capital stock payable solely in such Person’s own capital stock and Borrower may purchase, redeem, retire, defease or otherwise acquire for value capital stock of Borrower issued to employees of Borrower or its Subsidiaries in exchange for other capital stock of Borrower;

          (ii) Any Subsidiary of Borrower may pay dividends to or repurchase its capital stock from Borrower;

          (iii) Adobe Incentive Partners may make Adobe Incentive Partners Distributions and any VC Partnership may make distributions to its partners;

(iv) Borrower may repurchase its capital stock from an employee of Borrower or its Subsidiaries (A) in an amount equal to any taxes payable by such employee upon the exercise of options to purchase capital stock of Borrower, or (B) upon termination of such employee’s employment; and

          (v) Borrower may pay other dividends on its capital stock in cash or repurchase its capital stock for cash, provided that:

          (A) In each case, no Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such payment or repurchase; and

          (B) If the Debt/EBITDA Ratio of Borrower for any consecutive four-quarter period is equal to or greater than 1.25:1.00, the sum of Borrower’s Net Share Repurchases and cash dividends (excluding dividends payable pursuant to clauses (ii) and (iii) above) for the next succeeding quarter shall not exceed forty percent (40%) of Borrower’s EBITDA for such consecutive four-quarter period.

(g) Change in Business. Neither Borrower nor any of its Subsidiaries shall engage in any business substantially different from its present business, as described in the 10-K report filed by Borrower with the Securities and Exchange Commission for the fiscal year ended November 27, 1998, and other internet-related services for its customers.

(h) Employee Benefit Plans.

          (i) Neither Borrower nor any ERISA Affiliate shall (A) adopt or institute any Employee Benefit Plan that is an employee pension benefit plan within the meaning of Section 3(2) of ERISA, (B) take any action which will result in the partial or complete withdrawal, within the meanings of sections 4203 and 4205 of ERISA, from a Multiemployer Plan, (C) engage or permit any Person to engage in any transaction prohibited by section 406 of ERISA or section 4975 of the IRC involving any Employee Benefit Plan or Multiemployer Plan which would subject Borrower or any ERISA Affiliate to any tax, penalty or other liability including a liability to indemnify, (D) incur or allow to exist any accumulated funding deficiency (within the meaning of section 412 of the IRC or section 302 of ERISA), (E) fail to make full payment when due of all amounts due as contributions to any Employee Benefit Plan or Multiemployer Plan, (F) fail to comply with the requirements of section 4980B of the IRC or Part 6 of Title I(B) of ERISA, or (G) adopt any amendment to any Employee Benefit Plan which would require the posting of security pursuant to section 401(a)(29) of the IRC, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

          (ii) Neither Borrower nor any of its Subsidiaries shall (A) engage in any transaction prohibited by any Governmental Rule applicable to any Foreign Plan, (B) fail to make full payment when due of all amounts due as contributions to any Foreign Plan or (C) otherwise fail to comply with the requirements of any Governmental Rule applicable to any Foreign Plan, where singly or cumulatively, the above would be reasonably likely to have a Material Adverse Effect.

          (i) Transactions With Affiliates. Neither Borrower nor any of its Subsidiaries shall enter into any Contractual Obligation with any Affiliate (other than Borrower or one of its Subsidiaries) or engage in any other transaction with any Affiliate except (i) for agreements with officers and directors of Borrower or its Subsidiaries for indemnification or participation under Borrower’s equity plans and loans to or retention or severance agreements with officers and directors of Borrower or its Subsidiaries, each as approved by the Board of Directors of Borrower; (ii) upon terms at least as favorable to Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons; or (iii) for transactions with Affiliates in which Borrower or its Subsidiaries have venture capital Investments permitted by Subparagraph 5.02(e)(x).

          (k) Accounting Changes. Neither Borrower nor any of its Subsidiaries shall change (i) its fiscal year (currently ending the Friday closest to November 30) or (ii) its accounting practices except as required by GAAP.

          5.03. Financial Covenants. Until the termination of this Agreement and the satisfaction in full by Borrower of all Obligations, Borrower will comply, and will cause compliance, with the following financial covenants, unless Required Lenders shall otherwise consent in writing:

(a) Quick Ratio. Borrower shall not permit its Quick Ratio to be less than 1.00 on the last day of any fiscal quarter.

          (b) Debt/EBITDA Ratio. Borrower shall not permit its Debt/EBITDA Ratio for any consecutive four-quarter period to be greater than 2.50.

          (c) Fixed Charge Coverage Ratio. Borrower shall not permit its Fixed Charge Coverage Ratio for any consecutive four-quarter period to be less than 2.25.

SECTION VI.     DEFAULT.

          6.01. Events of Default. The occurrence or existence of any one or more of the following shall constitute an “Event of Default” hereunder:

(a) Non-Payment. Borrower shall (i) fail to pay when due any principal of any Loan, (ii) fail to pay on the Maturity Date for any Loans any interest, fees or other amounts payable with respect to such Loans on such Maturity Date, or (iii) fail to pay within five (5) days after the same becomes due, any other interest, fees or amounts required under the terms of this Agreement or any of the other Credit Documents; or

          (b) Specific Defaults. Borrower or any of its Subsidiaries shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Paragraph 5.02 or Paragraph 5.03; or

          (c) Other Defaults. Borrower or any of its Subsidiaries shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Credit Documents and such failure shall continue for fifteen (15) Business Days after the earlier of (i) Borrower’s written acknowledgement of such failure and (ii) Administrative Agent’s or any Lender’s written notice to Borrower of such failure; or

          (d) Representations and Warranties. Any written representation, warranty, certificate, information or other statement (financial or otherwise) made or furnished by Borrower or any of its Subsidiaries to Administrative Agent or any Lender in or in connection with this Agreement or any of the other Credit Documents shall be false, incorrect, incomplete or misleading in any material respect when made or furnished and either:

(i) Borrower has acknowledged that such representation, warranty, certificate, information or other statement was false, incorrect, incomplete or misleading in any material respect or Administrative Agent or any Lender has delivered to Borrower written notice to such effect and such representation, warranty, certificate, information or other statement cannot be remedied; or

          (ii) Such representation, warranty, certificate, information or other statement continues to be false, incorrect, incomplete or misleading in any material respect thirty (30) days after the earlier of (A) Borrower’s written acknowledgement that such representation, warranty, certificate, information or other statement was false, incorrect, incomplete or misleading in any material respect and (B) Administrative Agent’s or any Lender’s written notice to Borrower to such effect; or

          (e) Cross-Default. (i) Borrower or any of its Subsidiaries shall fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $5,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of Borrower and its Subsidiaries (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral or (ii) Borrower or any of its Subsidiaries shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of Borrower and its Subsidiaries (other than the Obligations) in an aggregate amount exceeding $5,000,000 to become redeemable, due or otherwise payable (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and/or to be secured by cash collateral; or

          (f) Insolvency, Voluntary Proceedings. Borrower or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated in full or in part except as otherwise permitted by Subparagraph 5.02(d)(ii), (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

          (g) Involuntary Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Borrower or any of its Material Subsidiaries or of all or

a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Borrower or any of its Material Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) days of commencement; or

          (h) Judgments. (i) One or more judgments, orders, decrees or arbitration awards requiring Borrower and/or its Subsidiaries to pay an aggregate amount of $10,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrower and otherwise satisfying the requirements set forth in Subparagraph 5.01(d)) shall be rendered against Borrower and/or any of its Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of ten (10) consecutive days; (ii) any judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and its Subsidiaries taken as a whole and the same shall not be released, stayed, vacated or otherwise dismissed within ten (10) days after issue or levy; or (iii) any other judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which, alone or in the aggregate, are reasonably likely to have a Material Adverse Effect are rendered, issued or levied; or

          (i) Credit Documents. The Credit Documents, taken as a whole, shall cease to provide Administrative Agent or any Lender the practical realization of the material rights and remedies intended to be provided thereunder or be asserted by Borrower or any of its Subsidiaries not to be a legal, valid and binding obligation of Borrower or any of its Subsidiaries enforceable in accordance with its terms; or

          (j) Employee Benefit Plans. Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan shall occur, or any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by the PBGC to administer any Employee Benefit Plan; or

          (k) Change of Control. Any Change of Control shall occur; or

          (l) Material Adverse Effect. Any event(s) or condition(s) which is (are) reasonably likely to have a Material Adverse Effect shall occur or exist.

          6.02. Remedies. At any time after the occurrence and during the continuance of any Event of Default (other than an Event of Default referred to in Subparagraph 6.01(f) or 6.01(g)), Administrative Agent may, with the consent of the Required Lenders, or shall, upon instructions from the Required Lenders, by written notice to Borrower, (a) terminate the Commitments and the obligations of Lenders to make Loans and/or (b) declare all outstanding Obligations payable by Borrower to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence or existence of any Event of Default described in Subparagraph 6.01(f) or 6.01(g), immediately and without notice, (1) the Commitments and the obligations of Lenders to make Loans shall automatically terminate and (2) all outstanding Obligations payable by Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Notes to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Administrative Agent may exercise any other right, power or remedy available to it under any of the Credit Documents or otherwise by law, either by suit in equity or by action at law, or both.

SECTION VII.     AGENTS AND RELATIONS AMONG LENDERS.

          7.01. Appointment, Powers and Immunities of Administrative Agent. Each Lender hereby appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Credit Documents with such powers as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Administrative Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, be a trustee for any Lender or have any fiduciary duty to any Lender. Notwithstanding anything to the contrary contained herein, Administrative Agent shall not be required to take any action which is contrary to this Agreement or any other Credit Document or any applicable Governmental Rule. Neither Administrative Agent nor any Lender shall be responsible to any other Lender for any recitals, statements, representations or warranties made by Borrower or any of its Subsidiaries contained in this Agreement or in any other Credit Document, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document or for any failure by Borrower or any of its Subsidiaries to perform their respective obligations hereunder or thereunder. Administrative Agent may employ agents and attorneys-in-fact and shall not be responsible to any Lender for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Neither Administrative Agent nor any of its directors, officers, employees, agents or advisors shall be responsible to any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Credit Document or in connection herewith or therewith, except for its or their own gross negligence or willful misconduct. Except as otherwise provided under this Agreement, Administrative Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders. Administrative Agent shall provide each Lender with copies of such documents received from Borrower pursuant to the Credit Documents as such Lender may reasonably request.

          7.02. Reliance by Administrative Agent. Administrative Agent shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile or telex) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent with reasonable care. As to any other matters not expressly provided for by this Agreement, Administrative

Agent shall not be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders and shall in all cases be fully protected by Lenders in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders, and such instructions of the Required Lenders and any action taken or failure to act pursuant thereto shall be binding on all of Lenders.

          7.03. Defaults. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default unless Borrower has failed to make a payment required to be made to Administrative Agent hereunder or Administrative Agent has received a written notice from a Lender or Borrower, referring to this Agreement and describing the provision under which such Default occurred. If Administrative Agent receives such a notice of the occurrence of a Default, Administrative Agent shall give prompt notice thereof to Lenders. Administrative Agent shall take such action with respect to such Default as shall be reasonably directed by the Required Lenders; provided, however, that until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of Lenders.

          7.04. Indemnification. Without limiting the Obligations of Borrower hereunder, each Lender agrees to indemnify Administrative Agent (to the extent not reimbursed by Borrower), ratably in accordance with their Proportionate Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent (other than in its capacity as a Lender) in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof subject to reimbursement on a pro rata basis if any such payment is subsequently recovered from Borrower; provided, however, that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s gross negligence or willful misconduct. Administrative Agent shall be fully justified in refusing to take or in continuing to take any action hereunder unless it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The obligations of each Lender under this Paragraph 7.04 shall survive the payment and performance of the Obligations, the termination of this Agreement and any Lender ceasing to be a party to this Agreement (with respect to events which occurred prior to the time such Lender ceased to be a Lender hereunder).

          7.05. Non-Reliance. Each Lender represents that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the business, prospects, management, financial condition and affairs of Borrower and the Subsidiaries and its own decision to enter into this Agreement and agrees that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Neither Administrative Agent nor any of its affiliates nor any of their respective directors, officers, employees, agents or advisors shall (a) be required to keep any Lender informed as to the performance or observance by Borrower or any of its Subsidiaries of the obligations under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of Borrower or any of its Subsidiaries; (b) have any duty or responsibility to provide any Lender with any credit or other information concerning Borrower or any of its Subsidiaries which may come into the possession of Administrative Agent, except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent hereunder; or (c) be responsible to any Lender for (i) any recital, statement, representation or warranty made by Borrower or any officer, employee or agent of Borrower in this Agreement or in any of the other Credit Documents, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any Credit Document, (iii) the value or sufficiency of any collateral or the validity or perfection of any of the liens or security interests intended to be created by the Credit Documents, or (iv) any failure by Borrower to perform its obligations under this Agreement or any other Credit Document.

          7.06. Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving thirty (30) days prior written notice thereof to Borrower and Lenders, and Administrative Agent may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, which Administrative Agent, if not a Lender, shall be reasonably acceptable to Borrower; provided, however, that Borrower shall have no right to approve a successor Administrative Agent if a Default has occurred and is continuing. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from the duties and obligations thereafter arising hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Section VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          7.07. Administrative Agent in its Individual Capacity. Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of banking or other business with Borrower and its Subsidiaries and affiliates as though Administrative Agent were not Administrative Agent hereunder. With respect to Loans, if any, made by Administrative Agent in its capacity as a Lender, Administrative Agent in its capacity as a Lender shall have the same rights and powers under this Agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not Administrative Agent, and the terms “Lender” or “Lenders” shall include Administrative Agent in its capacity as a Lender.

SECTION VIII.      MISCELLANEOUS.

     8.01.      Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Borrower, any Lender or Administrative Agent under this Agreement or the other Credit Documents shall be in writing and faxed, mailed, delivered or, where permitted, electronically mailed, if to Borrower or Administrative Agent, at its respective facsimile number or address set forth below or, if to any Lender, at the address or facsimile number specified beneath the heading “Address for Notices” under the name of such Lender in Part B of Schedule I (or to such other facsimile number or address for any party as indicated in any notice given by that party to the other parties or in any applicable Assignment Agreement). All such notices and communications shall be effective (a) when sent by an overnight courier service of recognized standing, upon delivery; (b) when mailed, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; (d) when faxed, upon confirmation of receipt and (e) when electronically mailed, upon return confirmation of receipt; provided, however, that any notice delivered to Administrative Agent under Section II shall not be effective until received by Administrative Agent.

Administrative
Agent:	ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attn: Agency Services, Joycelyn Gay
Tel. No: (312) 992-5094
Fax. No: (312) 992-5157
Email: joycelyn.gay@abnamro.com

With a copy to:

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111-5812
Attn: Jamie Dillon
Tel: (415) 984-3750
Fax: (415) 362-3524
Email: jamie.dillon@abnamro.com

Borrower:	Adobe Systems Incorporated
345 Park Avenue
San Jose, CA 95110-2704
Attn: Barbara Hill, Treasurer
Tel. No: (408) 536-3272
Fax No. (408) 537-4035
Email: bhill@adobe.com

Each Notice of Borrowing, Extension Request, Notice of Term Loan Conversion and Notice of Interest Period Selection shall be given by Borrower to Administrative Agent’s office located at the address referred to above during Administrative Agent’s normal business hours; provided, however, that any such notice received by Administrative Agent after 11:00 a.m. (San Francisco time) on any Business Day shall be deemed received by Administrative Agent on the next Business Day. In any case where this Agreement authorizes notices, requests, demands or other communications by Borrower to Administrative Agent or any Lender to be made by telephone or facsimile, Administrative Agent or any Lender may conclusively presume that anyone purporting to be a person designated in any incumbency certificate or other similar document received by Administrative Agent or a Lender is such a person.

     8.02.      Expenses. Borrower shall pay on demand, whether or not any Loan is made hereunder, (a) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Administrative Agent in connection with the syndication of the facilities provided hereunder, the preparation, negotiation, execution and delivery of, and the exercise of its duties under, this Agreement and the other Credit Documents, and the preparation, negotiation, execution and delivery of amendments and waivers hereunder and thereunder and (b) all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Administrative Agent and Lenders in the enforcement or attempted enforcement of any of the Obligations or in preserving any of Administrative Agent’s or Lenders’ rights and remedies (including, without limitation, all such fees and expenses incurred in connection with any “workout” or restructuring affecting the Credit Documents or the Obligations or any bankruptcy or similar proceeding involving Borrower or any of its Subsidiaries). As used herein, the term “reasonable attorneys’ fees and expenses” shall include, without limitation, allocable costs and expenses of Administrative Agent’s and Lenders’ in-house legal counsel and staff. The obligations of Borrower under this Paragraph 8.02 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     8.03.      Indemnification. To the fullest extent permitted by law, Borrower agrees to protect, indemnify, defend and hold harmless Administrative Agent, Lenders and their Affiliates and their respective directors, officers, employees, agents and advisors (“Indemnitees”) from and against any and all liabilities, losses, damages or expenses of any kind or nature and from any suits, claims or demands (including in respect of or for reasonable attorney’s fees and other expenses) arising on account of or in connection with any matter or thing or action or failure to act by Indemnitees, or any of them, arising out of or relating to the Credit Documents or any transaction contemplated thereby, including without limitation any use by Borrower of any proceeds of the Loans, except to the extent such liability arises from the willful misconduct or gross negligence of such Indemnitee. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Administrative Agent or any Lender believes is covered by this indemnity, Administrative Agent or such Lender shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel reasonably satisfactory to Administrative Agent or such Lender, as the case may be. Administrative Agent or such Lender may also require Borrower to defend the matter. Any failure or delay of Administrative Agent or any Lender to notify Borrower of any such suit, claim or demand shall not relieve Borrower of its obligations under this Paragraph 8.03 but shall reduce such obligations to the extent of any increase in those obligations caused solely by any such failure or delay which is unreasonable. The obligations of Borrower under this Paragraph 8.03 shall survive the payment and performance of the Obligations and the termination of this Agreement.

     8.04.      Waivers; Amendments. Any term, covenant, agreement or condition of this Agreement or any other Credit Document may be amended or waived, and any consent under this Agreement or any other Credit Document may be given, if such amendment, waiver or consent is in writing and is signed by Borrower and the Required Lenders (or Administrative Agent on behalf of the Required Lenders with the written approval of the Required Lenders); provided, however that:

(a) Any amendment, waiver or consent which would (i) increase the Total Commitment other than as provided in Subparagraph 2.06(a), (ii) postpone, delay or extend the Revolving Loan Maturity Date (except for extensions as provided in Paragraph 2.02) or the Term Loan Maturity Date, (iii) reduce the principal of or interest on the Loans, the Commitment Fees or any other fees or amounts payable for the account of all Lenders hereunder or postpone, delay or extend the scheduled date for payment of any such principal, interest, fees or amounts, (iv) amend this Paragraph 8.04, (v) amend the definition of Required Lenders, or (vi) waive any Default based on Borrower’s failure to pay any sum due to all Lenders hereunder, must be in writing and signed or approved in writing by all Lenders;

(b) Any amendment, waiver or consent which would increase or decrease the Commitment of any Lender (except for a pro rata decrease in the Commitments of all Lenders) must be in writing and signed by such Lender; and

(c) Any amendment, waiver or consent which affects the rights or obligations of Administrative Agent must be in writing and signed by Administrative Agent.

No failure or delay by Administrative Agent or any Lender in exercising any right under this Agreement or any other Credit Document shall operate as a waiver thereof or of any other right hereunder or thereunder nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right hereunder or thereunder. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

8.05. Successors and Assigns.

(a) Binding Effect. This Agreement and the other Credit Documents shall be binding upon and inure to the benefit of Borrower, Lenders, Administrative Agent, all future holders of the Notes and their respective successors and permitted assigns, except that Borrower may not assign or transfer any of its rights or obligations under any Credit Document without the prior written consent of Administrative Agent and each Lender.

(b) Participations. Any Lender may at any time sell to one or more banks or other financial institutions (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under this Agreement and the other Credit Documents. In the event of any such sale by a Lender of participating interests, such Lender’s obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of its Notes for all purposes under this Agreement and Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which any such sale is effected may require the selling Lender to obtain the consent of the Participant in order for such Lender to agree in writing to any amendment, waiver or consent of a type specified in Subparagraph 8.04(a), Subparagraph 8.04(b), Subparagraph 8.04(c) or Subparagraph 8.04(d) to the extent applicable but may not otherwise require the selling Lender to obtain the consent of such Participant to any other amendment, waiver or consent hereunder. Borrower also agrees that any Lender which has transferred any participating interest in its Commitments or Loans shall, notwithstanding any suchtransfer, be entitled to the full benefits accorded such Lender under Paragraph 2.13, Paragraph 2.14, and Paragraph 2.15, as if such Lender had not made such transfer.

(c) Assignments. Any Lender may, at any time, sell and assign to any Lender or any Eligible Assignee (individually, an “Assignee Lender”) all or a portion of its rights and obligations under this Agreement and the other Credit Documents (such a sale and assignment to be referred to herein as an “Assignment”) pursuant to an assignment agreement substantially in the form of Exhibit J (an “Assignment Agreement”), executed by each Assignee Lender and such assignor Lender (an “Assignor Lender”) and delivered to Administrative Agent for its acceptance and recording in the Register; provided, however, that:

(i) Without the written consent of Administrative Agent and, if no Default has occurred and is continuing, Borrower (which consent of Administrative Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment to any Assignee Lender which is not, immediately prior to such Assignment, a Lender hereunder or an Affiliate thereof; or

(ii) Without the written consent of Administrative Agent and, if no Default has occurred and is continuing, Borrower (which consent of Administrative Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment of its Commitment and Loans to any Assignee Lender if, after giving effect to such Assignment, the Commitment (or, after the termination of the Commitments, the Loans) of such Lender or such Assignee Lender would be less than Five Million Dollars ($5,000,000), except that a Lender may make an Assignment which reduces its Commitment (or, after the termination of the Commitments, its Loans) to zero without the written consent of Borrower and Administrative Agent; or

(iii) Without the written consent of Administrative Agent and, if no Default has occurred and is continuing, Borrower (which consent of

Administrative Agent and Borrower shall not be unreasonably withheld), no Lender may make any Assignment of its Commitment and Loans which does not assign and delegate an equal pro rata interest in such Lender’s Commitment, Loans and all other rights, duties and obligations of such Lender under this Agreement and the other Credit Documents.

Upon such execution, delivery, acceptance and recording of each Assignment Agreement, from and after the Assignment Effective Date determined pursuant to such Assignment Agreement, (A) each Assignee Lender thereunder shall be a Lender hereunder with Commitments and Loans as set forth on Attachment 1 to such Assignment Agreement (under the caption “Commitment or Loans After Assignment”) and shall have the rights, duties and obligations of such a Lender under this Agreement and the other Credit Documents, and (B) the Assignor Lender thereunder shall be a Lender with Commitment and Loans as set forth on Attachment 1 to such Assignment Agreement (under the caption “Commitments or Loans After Assignment”), or, if the Commitment and Loans of the Assignor Lender has been reduced to 0% and $0, the Assignor Lender shall cease to be a Lender and to have any obligation to make any Loan; provided, however, that any such Assignor Lender which ceases to be a Lender shall continue to be entitled to the benefits of any provision of this Agreement which by its terms survives the termination of this Agreement. Each Assignment Agreement shall be deemed to amend Schedule I to the extent, and only to the extent, necessary to reflect the addition of each Assignee Lender, the deletion of each Assignor Lender which reduces its Commitment and Loans to 0% and $0 and the resulting adjustment of Proportionate Shares arising from the purchase by each Assignee Lender of all or a portion of the rights and obligations of an Assignor Lender under this Agreement and the other Credit Documents. On or prior to the Assignment Effective Date determined pursuant to each Assignment Agreement, Borrower, at its own expense, shall execute and deliver to Administrative Agent, in exchange for the surrendered Notes, if any, of the Assignor Lender thereunder, a new Note to the order of each Assignee Lender thereunder that requests such Note (with each new Revolving Loan Note to be in amounts equal to the applicable Commitments assumed by such Assignee Lender and each new Term Loan Note to be in the original principal amount of the Term Loan then held by such Assignee Lender) and, if the Assignor Lender is continuing as a Lender hereunder, new Revolving Loan Notes and a Term Loan Note to the order of the Assignor Lender if so requested by such Assignor Lender (with the new Revolving Loan Notes to be in amounts equal to the applicable Commitments retained by it and the new Term Loan Note to be in the original principal amount of the Term Loan retained by it). Each such new Revolving Loan Note shall be dated the date of this Agreement, each such new Term Loan Note shall be dated the Revolving Loan Maturity Date, and each such new Note shall otherwise be in the form of the Note replaced thereby. The Notes surrendered by the Assignor Lender shall be returned by Administrative Agent to Borrower marked “replaced”. Each Assignee Lender which was not previously a Lender hereunder and which is not incorporated under the laws of the United States of America or a state thereof shall, within three (3) Business Days of becoming a Lender, deliver to Borrower and Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI

(or successor applicable form), as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes.

(d) Grant of Option by Lender to SPC. Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding entity (such entity being an “SPC”) the option to provide to Borrower all or part of any Loan that such Granting Lender would otherwise be obligated to make to Borrower pursuant to Paragraph 2.01 or 2.02, provided that (i) nothing herein shall constitute a Commitment to make any Loan by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, such Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the respective Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender, but shall not release such Granting Lender from any other liability under the Credit Documents. Each party hereto agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the respective Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees, which agreement shall survive the termination of this Agreement, that, prior to the date that is one year and one day after the payment in full of all outstanding senior Indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any state thereof. In addition, notwithstanding anything to the contrary contained in this Paragraph 8.05, any SPC may (x) with notice, but without prior written consent of Administrative Agent or Borrower and without paying any registration and processing fee, assign all or part of its interests in any Loans to its respective Granting Lender and (y) subject to Paragraph 8.10, disclose any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC. In no event shall Borrower be obligated to pay to an SPC that has made a Loan any greater amount than Borrower would have been obligated to pay under this Agreement if the respective Granting Lender had made such Loan. Borrower, Agents and each other Lender shall continue to deal solely and directly with, and send notices solely to, the respective Granting Lender with respect to any Loan made by its SPC and such Granting Lender shall not transfer or grant to its SPC the right to approve any amendment, waiver or consent hereunder. This Subparagraph 8.05(d) may not be amended without the written consent of each Granting Lender.

(e) Register. Administrative Agent shall maintain at its address referred to in Paragraph 8.01 a copy of each Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of Lenders and the Commitments or Loans of each Lender from time to time. The entries in the Register shall be conclusive in the absence of manifest error, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Loans recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(f) Registration. Upon its receipt of an Assignment Agreement executed by an Assignor Lender and an Assignee Lender (and, to the extent required by Subparagraph 8.05(c), by Borrower and Administrative Agent) together with payment to Administrative Agent by Assignor Lender or Assignee Lender of a registration and processing fee of $3,000, Administrative Agent shall (i) promptly accept such Assignment Agreement and (ii) on the Assignment Effective Date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to Lenders and Borrower. Administrative Agent may, from time to time at its election, prepare and deliver to Lenders and Borrower a revised Schedule I reflecting the names, addresses and respective the Commitments or Loans of all Lenders then parties hereto.

(g) Confidentiality. Subject to Paragraph 8.10, Administrative Agent and Lenders may disclose the Credit Documents and any financial or other information relating to Borrower or any Subsidiary to each other or to any potential Participant or Assignee Lender.

(h) Pledges to Federal Reserve Banks. Notwithstanding any other provision of this Agreement, any Lender may at any time assign all or a portion of its rights under this Agreement and the other Credit Documents to a Federal Reserve Bank. No such assignment shall relieve the assigning Lender from its obligations under this Agreement and the other Credit Documents.

     8.06.      Setoff. In addition to any rights and remedies of Lenders provided by law, each Lender shall have the right, with the prior consent of Administrative Agent but without prior notice to or consent of Borrower, any such notice and consent being expressly waived by Borrower to the extent permitted by applicable law, upon the occurrence and during the continuance of an Event of Default, to set-off and apply against the Obligations any amount owing from such Lender to Borrower. The aforesaid right of set-off may be exercised by such Lender against Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Borrower or against anyone else claiming through or against Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off may not have been exercised by such Lender at any prior time. Each Lender agrees promptly to notify Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

     8.07.      No Third Party Rights. Nothing expressed in or to be implied from this Agreement is intended to give, or shall be construed to give, any Person, other than the parties hereto and their permitted successors and assigns hereunder, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or under or by virtue of any provision herein.

     8.08.      Partial Invalidity. If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

     8.09.      Jury Trial. EACH OF BORROWER, LENDERS AND ADMINISTRATIVE AGENT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AS TO ANY ISSUE RELATING HERETO IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT.

8.10. Confidentiality.

(a) Neither any Lender nor Administrative Agent shall make use of, disseminate, or in any way disclose confidential information with respect to Borrower or any of its Subsidiaries which is furnished pursuant to this Agreement or under the other Credit Documents except as authorized by this Agreement. As used in this Paragraph 8.10, “confidential information” shall mean any and all technical and non-technical information including patent, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, and formulae related to the current, future and proposed products and services of Borrower and its Subsidiaries, and includes, without limitation, their respective information concerning research, experimental work, development, design details and specifications, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists, business forecasts, sales and merchandising, and marketing plans and information. Neither Borrower nor any of its Subsidiaries licenses any intellectual property to any Lender or Administrative Agent under this Agreement.

(b) Each Lender and Administrative Agent is authorized to disclose confidential information with respect to Borrower or any of their Subsidiaries: (i) to its own directors, officers, employees, auditors, counsel and other advisors and to its Affiliates who need to know such information; (ii) to any other Lender or Administrative Agent; (iii) which is in the public domain at or subsequent to the time it was received by such Lender or Administrative Agent through no fault of such recipient, was rightfully in the possession of such Lender or Administrative Agent free of any obligation of confidence at or subsequent to the time it was communicated to such recipient by Borrower or any of its Subsidiaries, or was developed by employees or agents of such Lender or Administrative Agent independently of and without reference to any information communicated to such recipient by Borrower or any of its Subsidiaries; (iv) if required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Lender or Administrative Agent; (v) if required in response to any valid order by a court or Governmental Authority; (vi) as necessary to establish the rights of any party under this Agreement or the other Credit Documents; (vii) to comply with any Requirement of Law applicable to such Lender or Administrative Agent; (viii) to any New Lender, Assignee Lender or Participant or any prospective New Lender, Assignee Lender or Participant, provided that such New Lender, Assignee Lender or Participant or prospective New Lender, Assignee Lender or Participant agrees to be bound by this Paragraph 8.10; or (ix) otherwise with the prior consent of Borrower; provided, however, that (A) any Lender or Administrative Agent served with any court order demanding the disclosure of any such confidential information shall use reasonable efforts to notify Borrower promptly of such court order if not prohibited by any Requirement of Law and, if requested by Borrower and not disadvantageous to such Lender or Administrative Agent, to cooperate with Borrower in obtaining a protective order restricting such disclosure, and (B) any disclosure made in violation of this Agreement shall not affect the obligations of Borrower and their Subsidiaries under this Agreement and the other Credit Documents. Each Lender and Administrative Agent (x) shall treat all confidential information with respect to Borrower and its Subsidiaries which is furnished pursuant to this Agreement or under the other Credit Documents with the same degree of care as it accords its own confidential information and (y) represents to Borrower that it exercises reasonable care with respect to its own confidential information and has policies in place regarding the handling of confidential information by its employees.

     8.11.      Counterparts. This Agreement may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

[The first signature page follows.]

     IN WITNESS WHEREOF, Borrower, Lenders and Administrative Agent have caused this Agreement to be executed as of the day and year first above written.

BORROWER:	ADOBE SYSTEMS INCORPORATED

	By:	/s/ MURRAY J. DEMO

Name: Murray J. Demo

Title: Sr. Vice President, CFO

	By:	/s/ JOHN E. WARNOCK

Name: John E. Warnock

Title: Chairman, CEO

ADMINISTRATIVE
AGENT:	ABN AMRO BANK N.V.

	By:	/s/ JAMIE DILLON

Name: Jamie Dillon

Title: Senior Vice President

	By:	/s/ NIA MILLER

Name: Nia Miller

Title: Vice President

LENDERS:	ABN AMRO BANK N.V.

	By:	/s/ JAMIE DILLON

Name: Jamie Dillon

Title: Senior Vice President

	By:	/s/ NIA MILLER

Name: Nia Miller

Title: Vice President

BANK OF AMERICA, N.A.

By:	/s/ JOUNI KORHONEN

Name: Jouni Korhonen

Title: Managing Director

BANK HAPOALIM B.M.

By:	/s/ CONRAD WAGNER /s/ LEWROY HACKETT

Name: Conrad Wagner Lewroy Hackett

Title: First Vice President Vice President

BANK OF MONTREAL

By:	/s/ KANU MODI

Name: Kanu Modi

Title: Director

BNP PARIBAS

By:	/s/ C. BETTLES /s/ TJALLING TERPSTRA

Name: C. Bettles Tjalling Terpstra

Title: Sr. Vice President Vice President

FIRST UNION NATIONAL BANK

By:	/s/ JORGE A. GONZALEZ

Name: Jorge A. Gonzalez

Title: Senior Vice President

FLEET NATIONAL BANK

By:	/s/ WILLIAM S. ROWE

Name: William S. Rowe

Title: Assistant Vice President

THE INDUSTRIAL BANK OF JAPAN, LIMITED

By:	/s/ YOSHIHIKO SUGITA

Name: Yoshihiko Sugita

Title: Senior Vice President &
Deputy General Manager

KEYBANK NATIONAL ASSOCIATION

By:	/s/ MARY K. YOUNG

Name: Mary K. Young

Title: Vice President

MELLON BANK, N.A.

By:	/s/ LAWRENCE C. IVEY

Name: Lawrence C. Ivey

Title: Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ ASHISH S. BHAGWAT

Name: Ashish S. Bhagwat

Title: 2nd Vice President

THE ROYAL BANK OF SCOTLAND PLC

By:	/s/ KAREN L. STEFANCIO

Name: Karen L. Stefancio

Title: Vice President

THE SUMITOMO BANK, LIMITED

By:	/s/ AZAR SHAKERI

Name: Azar Shakeri

Title: Vice President and Manager

UBS AG
Stamford Branch

By:	/s/ ROBERT H. RILEY III

Name: Robert H. Riley III

Title: Executive Director

By:	/s/ WILFRED SAINT

Name: Wilfred Saint

	Title:	Associate Director
Loan Portfolio Support, US

SCHEDULE I

LENDERS

PART A – COMMITMENTS

Lender	Commitment

ABN AMRO Bank N.V.	$9,288,321.21
Bank of Montreal	8,467,153.28
First Union National Bank	8,467,153.28
KeyBank National Association	8,467,153.28
Fleet National Bank	8,467,153.28
The Sumitomo Bank, Limited	7,500,000.00
The Northern Trust Company	7,299,270.07
Bank of America, N.A.	5,255,474.45
BNP Paribas	5,255,474.45
The Industrial Bank of Japan,	5,255,474.45
Limited
Mellon Bank, N.A.	5,255,474.45
The Royal Bank of Scotland	5,255,474.45
plc
UBS AG	4,379,562.04
Stamford Branch
Bank Hapoalim B.M.	2,919,708.03
Total	$91,532,846.72

I-1

PART B - ADDRESSES, ETC.

ABN AMRO BANK N.V.

Domestic Lending Office and Euro-Dollar Lending Office:

ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attn: Loan Administration
Tel. No.: (312) 992-5153
Fax No.: (312) 992-5158

Address for all other notices:

ABN AMRO Bank N.V.
208 South LaSalle Street, Suite 1500
Chicago, IL 60604-1003
Attn: Credit Administration
Tel. No.: (312) 992-5110
Fax No.: (312) 992-5111

With a copy of all notices to:

ABN AMRO Bank N.V.
101 California Street, Suite 4550
San Francisco, CA 94111
Attn: Jamie Dillon
Tel. No: (415) 984-3750
Fax No: (415) 362-3524
Email: jamie.dillon@abnamro.com

I-2

Wiring Instructions:

ABN AMRO Bank N.V.
New York, New York
ABA No.: 026009580
F/O ABN AMRO Bank N.V.
Chicago Branch CPU
Account No.: 650-001-1789-41
Reference: CPU 00457353 Adobe Systems

I-3

BANK OF AMERICA, N.A.

Domestic Lending Office and Euro-Dollar Lending Office:

Bank of America, N.A.
901 Main Street
Dallas, TX 75202

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

Bank of America, N.A.
901 Main Street
Dallas, TX 75202
Attn: Brandi Baker
Tel. No.: (214) 209-0592
Fax No.: (214) 290-9417
Email: [___________________]

Address for all other notices:

Bank of America, N.A.
555 California Street
San Francisco, CA 94104
Attn: Jouni Korhonen
Tel. No.: (415) 622-7293
Fax No.: (415) 622-0632
Email: jouni.j.korhonen@bankofamerica.com

Wiring Instructions:

Bank of America, N.A.
Dallas, TX
ABA No.: 111000012
For further credit to: Credit Services
Account No.: 1292000883
Reference: Adobe Systems Inc.

I-4

BANK HAPOALIM B.M.

Domestic Lending Office and Euro-Dollar Lending Office:
Bank Hapoalim B.M.
San Francisco Branch
250 Montgomery Street, Suite 700
San Francisco, CA 94104

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

Bank Hapoalim B.M.
San Francisco Branch
250 Montgomery Street, Suite 700
San Francisco, CA 94104
Attn: Fe Ona
Tel. No.: (415) 989-9940 Ext. 130
Fax No.: (415) 989-9948 or (415) 989-9036
Email: [____________________]

Address for all other notices:

Bank Hapoalim B.M.
San Francisco Branch
250 Montgomery Street, Suite 700
San Francisco, CA 94104
Attn: Chris Hillard
Tel. No.: (415) 989-9940 Ext. 124
Fax No.: (415) 989-9948
Email: cjhill@aol.com

Wiring Instructions:

Bank Hapoalim B.M.
New York Branch
ABA No.: 0260-0886-6
For further credit to: BHSF
Reference: Adobe Systems

I-5

BANK OF MONTREAL

Domestic Lending Office and Euro-Dollar Lending Office:

Bank of Montreal
115 South LaSalle Street, 12th Floor
Chicago, IL 60603

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

Bank of Montreal
115 South LaSalle Street, 12th Floor
Chicago, IL 60603
Attn: Phyllis Lee
Tel. No.: (312) 750-5947
Fax No.: (312) 750-6061 or (312) 750-4345
Email: phyllis.lee@bmo.com

Address for all other notices:

Bank of Montreal
115 South LaSalle Street, 12th Floor
Chicago, IL 60603
Attn: Craig Ingram
Tel. No.: (312) 750-3750
Fax No.: (312) 845-2199
Email: craig.ingram@bmo.com

Wiring Instructions:

Harris Trust and Savings Bank
111West Monroe Street
Chicago, IL 60603
ABA No.: 071000288
Account Name: Bank of Montreal
Account No.: 124-856-6
Reference: Adobe Systems Incorporated

I-6

BNP PARIBAS

Domestic Lending Office and Euro-Dollar Lending Office:

BNP Paribas
725 South Figueroa Street, Suite 2090
Los Angeles, CA 90017

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

BNP Paribas
Treasury Department
180 Montgomery Street
San Francisco, CA 94104
Attn: Donald A. Hart
Tel. No.: (415) 956-2511
Fax No.: (415) 989-9041
Email: [____________________]

with a copy to:

BNP Paribas
725 S. Figueroa Street
Los Angeles, CA 90017
Attn: Tjalling Terpstra
Tel. No.: (213) 688-6425
Fax No.: (213) 488-9602
Email: tjalling.terpstra@americas.bnpparibas.com

BNP Paribas
Loan Operations
180 Montgomery Street
San Francisco, CA 94104
Attn: Nancy Mak
Tel. No.: (415) 956-0707
Fax No.: (415) 956-4230
Email: [____________________]

I-7

Address for all other notices:

BNP Paribas
725 S. Figueroa Street
Los Angeles, CA 90017
Attn: Tjalling Terpstra
Tel. No.: (213) 688-6425
Fax No.: (213) 488-9602
Email: tjalling.terpstra@americas.bnpparibas.com

Wiring Instructions:

Federal Reserve Bank of New York
ABA No.: 026007689 BNP Paribas
Beneficiary: BNP Paribas, San Francisco
ACA 14334000176
For further credit to BNP Paribas Los Angeles
Reference: Adobe Systems, Inc.
Attention: Jenny Seow

I-8

FIRST UNION NATIONAL BANK

Domestic Lending Office and Euro-Dollar Lending Office:

First Union National Bank
301 South College Street
Charlotte, NC 28288

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

First Union National Bank
301 South College Street, 4th Floor
Charlotte, NC 28288-1183
Attn: Todd Tucker
Tel. No.: (704) 383-0905
Fax No.: (704) 383-7999
Email: todd.tucker@capmark.funb.com

Address for all other notices:

First Union National Bank
301 South College Street, 5th Floor
Charlotte, NC 28288-0735
Attn: Trip Caldwell
Tel. No.: (704) 715-1041
Fax No.: (704) 383-7236
Email: trip.caldwell@funb.com

Wiring Instructions:

First Union National Bank
Charlotte, NC
ABA No.: 053-000-219
Account No.: 465906-0004568

I-9

FLEET NATIONAL BANK

Domestic Lending Office and Euro-Dollar Lending Office:

Fleet National Bank
100 Federal Street
Boston, MA 02110

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

Fleet National Bank
Mail Code: MA DE 10009G
100 Federal Street
Boston, MA 02110
Attn: Pauline Kowalczyk
Tel. No.: (617) 346-0622
Fax No.: (617) 346-0595
Email: [____________________]

Address for all other notices:

Fleet National Bank
Mail Code: MA DE 10009G
100 Federal Street
Boston, MA 02110
Attn: William Rowe
Tel. No.: (617) 434-6396
Fax No.: (617) 434-0819
Email: william_s_rowe@fleet.com

Wiring Instructions:

Fleet National Bank
Boston, MA
ABA No.: 011 000 138
For further credit to: Adobe Systems, Inc.
Account No.: 1510351-03156
Attn: Commercial Loan Wire Suspense

I-10

THE INDUSTRIAL BANK OF JAPAN, LIMITED

Domestic Lending Office and Euro-Dollar Lending Office:

The Industrial Bank of Japan, Limited
One Market Street
Spear Tower, Suite 1610
San Francisco, CA 94105

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

The Industrial Bank of Japan, Limited
1251 Avenue of the Americas
New York, NY 10020-1104
Attn: Richard Emmich or Michelle Fuimo
Tel. No.: (212) 282-4092 or (212) 282-4063
Fax No.: (212) 282-4478

Address for all other notices:

The Industrial Bank of Japan, Limited
One Market Street
Spear Tower, Suite 1610
San Francisco, CA 94105
Attn: Eric Maubert
Tel. No.: (415) 693-1805
Fax No.: (415) 982-1917
Email: emaubert@ibjsf.com

Wiring Instructions:

The Industrial Bank of Japan, Limited
New York, NY
ABA No. 026-008-345
Attn: Richard Emmich, Credit Administration #1 Dept.

I-11

KEYBANK NATIONAL ASSOCIATION

Domestic Lending Office and Euro-Dollar Lending Office:

KeyBank National Association
700 Fifth Avenue, 46th Floor
Seattle, WA 98104

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

KeyBank National Association
431 East Park Center Boulevard
Boise, ID 83706
Attn: Specialty Services Group
Tel. No.: (800) 297-5518
Fax No.: (800) 297-5495

Address for all other notices:

KeyBank National Association
700 Fifth Avenue, 46th Floor
Seattle, WA 98104
Attn: Mary K. Young
Tel. No.: (206) 684-6085
Fax No.: (206) 684-6035
Email: mary_k_young@keybank.com

Wiring Instructions:

KeyBank National Association
Seattle, WA
ABA No.: 125000574
For further credit to: NW Region Specialty Services
Account No.: 01500163
Reference: Adobe Systems Incorporated

I-12

MELLON BANK, N.A.

Domestic Lending Office and Euro-Dollar Lending Office:

Mellon Bank, N.A.
400 South Hope Street, 5th Floor
Los Angeles, CA 90071

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

Mellon Bank, N.A.
Three Mellon Bank Center, Room #1203
Pittsburgh, PA 15259
Attn: Lorrie J. Amadio
Tel. No.: (412) 234-4769
Fax No.: (412) 209-6122
Email: amadio.lj@mellon.com

Address for all other notices:

Mellon Bank, N.A.
400 South Hope Street, 5th Floor
Los Angeles, CA 90071
Attn: Edwin Wiest
Tel. No.: (213) 553-9503
Fax No.: (213) 629-0492
Email: wiest.eh@mellon.com

Wiring Instructions:

Mellon Bank, N.A.
Pittsburgh, PA
ABA No.: 0430-0026-1
For further credit to: Loan Administration
Account No.: 990873800
Reference: Adobe Systems Incorporated

I-13

THE NORTHERN TRUST COMPANY

Domestic Lending Office and Euro-Dollar Lending Office:

The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60675
Attn: Linda Honda
Tel. No.: (312) 444-3532
Fax No.: (312) 630-1566
Email: [____________________]

Address for all other notices:

The Northern Trust Company
50 South LaSalle Street
Chicago, IL 60603
Attn: John Brazzale
Tel. No.: (312) 444-7445
Fax No.: (312) 630-6062
Email: jpbl@ntrs.com

Wiring Instructions:

The Northern Trust Bank
ABA No.: 071000152
Account No.: 5186401000
For further credit to: Commercial Loan Dept.
Reference: Adobe

I-14

THE ROYAL BANK OF SCOTLAND PLC

Domestic Lending Office and Euro-Dollar Lending Office:

The Royal Bank of Scotland plc
Wall Street Plaza
88 Pine Street, 26th Floor
New York, NY 10005

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

The Royal Bank of Scotland plc
Wall Street Plaza
88 Pine Street, 26th Floor
New York, NY 10005
Attn: Jeanne DeQuar
Tel. No.: (212) 269-1700 Ext. 260
Fax No.: (212) 344-4065
Email: [____________________]

Address for all other notices:

The Royal Bank of Scotland plc
Wall Street Plaza
88 Pine Street, 26th Floor
New York, NY 10005
Attn: Karen Stefancic
Tel. No.: (212) 269-3390
Fax No.: (212) 480-0791
Email: stefank@rbsny.com

Wiring Instructions:

Citibank, N.A.
New York, NY
ABA No.: 0210-0008-9
For further credit to: The Royal Bank of Scotland
Account No.: 36023239
Reference: Adobe
Attn: DeQuar

I-15

THE SUMITOMO BANK, LIMITED

Domestic Lending Office and Euro-Dollar Lending Office:

The Sumitomo Bank, Limited
777 South Figueroa Street, Suite 2600
Los Angeles, CA 90017

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

The Sumitomo Bank, Limited
777 South Figueroa Street, Suite 2600
Los Angeles, CA 90017
Attn: Miriam Delgado
Tel. No.: (213) 955-0883
Fax No.: (213) 623-6832
Email: [____________________]

Address for all other notices:

The Sumitomo Bank, Limited
555 California Street, Suite 3350
San Francisco, CA 94104
Attn: Azar Shakeri
Tel. No.: (415) 616-3010
Fax No.: (415) 362-6527
Email: azar_shakeri@sumitomobank.com

Wiring Instructions:

The Sumitomo Bank, Limited
Los Angeles Branch
ABA No.: 122041594
Reference: Adobe
Attn: Miriam Delgado

I-16

UBS AG

Domestic Lending Office and Euro-Dollar Lending Office:

UBS AG
Stamford Branch
677 Washington Boulevard
Stamford, CT 06912

Address for Notices of Borrowing, Notices of Interest Period Selection and Notices of Term
Loan Conversion:

UBS AG
Stamford Branch
677 Washington Boulevard
Stamford, CT 06912
Attn: Philip FitzGerald
Tel. No.: (203) 719-5993
Fax No.: (203) 719-4176
Email: [____________________]

Address for all other notices:

UBS AG
Stamford Branch
677 Washington Boulevard
Stamford, CT 06912
Attn: Robert H. Riley, III
Tel. No.: (203) 719-4066
Fax No.: (203) 719-6354
Email: robert.riley@wdr.com

Wiring Instructions:

UBS AG
Stamford Branch
ABA No.: 026007993
CHIPS ABA No.: 799
For further credit to: Portfolio Management House Account No. 101-WA-894001-001
Reference: Adobe Systems

I-17

SCHEDULE II

PRICING GRID

Applicable Margin

Debt/		Base
EBITDA	Pricing	Rate	LIBOR	Commitment
Ratio*	Level	Loans	Loans	Fee Percentage

< 0.45	1	0%	0.750%	0.175%

> 0.45,
< 0.75	2	0%	0.875%	0.175%

> 0.75,
< 1.00	3	0%	1.000%	0.175%

> 1.00,
< 1.50	4	0%	1.125%	0.175%

>1.50	5	0%	1.375%	0.175%

*        For a consecutive four-quarter period.

EXPLANATION

1.	The Applicable Margin for each Loan and Portion and the Commitment Fee Percentage will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period.

2.	The first Pricing Period will commence on the date of the Credit Agreement and end on September 30, 2000 and each Pricing Period thereafter will commence on the first day immediately following the preceding Pricing Period and end on the last day of the month three months thereafter.

3.	Each Pricing Period will be a Level 1 Period, a Level 2 Period, a Level 3 Period, a Level 4 Period or a Level 5 Period depending upon Borrower’s Debt/EBITDA Ratio for the consecutive four-quarter period ending one quarter prior to the first day of such Pricing Period.

1.01-1

5.    Examples:

(a)	Borrower’s Debt/EBITDA Ratio for the consecutive four-quarter period ending May 28, 2000 is 0.80. The Pricing Period of October 1, 2000 – December 31, 2000 will be a Level 3 period.

(b)	Borrower’s Debt/EBITDA Ratio for the consecutive four-quarter period ending August 27, 2000 is 0.60. The Pricing Period of January 1, 2001 – March 31, 2001 will be a Level 2 period.

1.01-2

SCHEDULE 3.01

INITIAL CONDITIONS PRECEDENT

A.    Principal Credit Documents.

(1) The Credit Agreement, duly executed by Borrower, each Lender and Administrative Agent; and

(2) Revolving Loan Notes payable to each Lender requesting such notes, each duly executed by Borrower.

B.    Borrower Corporate Documents.

(1) The Certificate or Articles of Incorporation of Borrower, certified as of a recent date prior to the Document Delivery Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

(2) A Certificate of Good Standing (or comparable certificate) for Borrower, certified as of a recent date prior to the Document Delivery Date by the Secretary of State (or comparable official) of its jurisdiction of incorporation;

(3) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Document Delivery Date, certifying (a) that attached thereto is a true and correct copy of the Bylaws of Borrower as in effect on the Document Delivery Date; (b) that attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of Borrower and continuing in effect, which authorize the execution, delivery and performance by Borrower of this Agreement and the other Credit Documents executed or to be executed by Borrower and the consummation of the transactions contemplated hereby and thereby; and (c) that there are no proceedings for the dissolution or liquidation of Borrower;

(4) A certificate of the Secretary or an Assistant Secretary of Borrower, dated the Document Delivery Date, certifying the incumbency, signatures and authority of the officers of Borrower authorized to execute, deliver and perform this Agreement, the other Credit Documents and all other documents, instruments or agreements related thereto executed or to be executed by Borrower; and

(5) Certificates of Good Standing (or comparable certificates) for Borrower, certified as of a recent date prior to the Document Delivery Date by the Secretary of State and Franchise Tax Board of California.

C.    Opinions. Favorable written opinions from each of the following counsel for Borrower, each dated the Document Delivery Date, addressed to Administrative Agent for the benefit of

3.01-1

Administrative Agent and Lenders, covering such legal matters as Administrative Agent may reasonably request and otherwise in form and substance satisfactory to Administrative Agent and each Lender:

(1) Cooley Godward LLP, outside counsel for Borrower and its Subsidiaries; and

(2) Colleen Pouliot, internal general counsel for Borrower and its Subsidiaries.

D.    Other Items.

(1) All fees and expenses payable to Administrative Agent and Lenders on or prior to the Document Delivery Date (including all fees payable to Administrative Agent pursuant to the Administrative Agent’s Fee Letter);

(2) All fees and expenses of Administrative Agent’s counsels through the Document Delivery Date; and

(3) Such other evidence as Administrative Agent or any Lender may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Agreement and the other Credit Documents.

3.01-2

SCHEDULES 4.01(q)

SUBSIDIARIES

[SEE ATTACHED]

4.01(q)-1

SCHEDULES 5.02(a)

EXISTING INDEBTEDNESS

1.	Amended, restated and consolidated master lease agreement between Sumitomo Bank Leasing and Finance and Adobe Systems Incorporated, dated August 11, 1999 for $142,500,000

2.	Note Payable to Robin Henson due 2006 for $604,800

3.	Bank guarantee from ABN AMRO for the Hamburg office lease contract for DM92,300

4.	Letter of comfort from Adobe Systems Incorporated for the Munich office lease contract

5.	Bank guarantee for the Netherlands office of DFL139,460

6.	Bank guarantee for Adobe Direct taxes in the Netherlands of DFL7,350

7.	Bank guarantee for a car lease in Belgium of BEF88,860

8.	Bank guarantee for the Italy office of ITL26,510,000

9.	Guarantees of VAT reimbursement in Italy of ITL683,407,279

10.	Bank guarantee for the Switzerland office of CHF66,000

11.	Contingent liability regarding turnkey manufacturing inventory

12.	Credit Agreement, dated August 11, 1999 among Adobe Systems Incorporated as borrower, the financial institutions from time to time parties thereto as lenders, and ABN AMRO Bank N.V. as administrative agent for such lenders, under which a revolving credit facility in the amount of $100,000,000 is available

13.	Bank guarantee with for customs in India for clearance of consignment INR4.2 million

14.	American Express Centurion Bank $200,000 facility to guarantee cash advances on the American Express T&E card

15.	Adobe Systems Incorporated parent guarantee of Adobe International LP and all international subsidiaries with ABN AMRO Bank

16.	Overdraft lines with ABN AMRO for various Adobe subsidiaries

17.	Bankers Automated Clearing System (BACS) facility for Bank of Scotland transfers in U.K.

18.	Letter of comfort for Post Girot Bank in Sweden for purchasing card program

5.02(a)-1

19.	Guarantee in favor of Modus Media to cover outstanding obligations of Adobe International LP.

5.02(a)-2

SCHEDULES 5.02(b)

EXISTING LIENS

1.	Rent deposit for Belgium office of DFL27,855

2.	Rent deposit for France office of FRF255,862

3.	Bill guarantees through Banco Bilbao Vizcaya for judicial requests due to antipiracy actions of ESP6,000,000

4.	Rent deposit for Spain office of ESP1,160,000

5.	Rent deposit for Italy office of ITL1,327,500

6.	Rent deposit for Singapore office of SGD53,666

7.	Rent deposit for Korea office of KRW75,091,500

8.	Rent deposit for China office of US$34,026

9.	Rent deposit for Argentina office of US$2,700

10.	Rent deposit for Portugal office of EUR2,475

5.02(b)-1

SCHEDULES 5.02(e)

EXISTING INVESTMENTS

See Adobe Investment Policy (attached)

5.02(e)-1

EXHIBIT A

NOTICE OF REVOLVING LOAN BORROWING

_______, ____

ABN AMRO Bank N.V.
  as Administrative Agent
Agency Services
208 South LaSalle Street
Chicago, IL 60604-1003
Attn: Joycelyn Gay

          1.   Reference is made to that certain Credit Agreement, dated as of August 9, 2000 (the “Credit Agreement”), among Adobe Systems Incorporated (“Borrower”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2.   Pursuant to Subparagraph 2.01(b) of the Credit Agreement, Borrower hereby irrevocably requests a Revolving Loan Borrowing upon the following terms:

                (a)     The principal amount of the requested Borrowing is to be $__________;

                (b)     The requested Borrowing is to consist of [ Base Rate or LIBOR ] Loans;

                (c)     If the requested Borrowing is to consist of LIBOR Loans, the initial Interest Period for such Loans will be __________ month[s];

                (d)     If the requested Borrowing is to consist of LIBOR Loans, the initial LIBO Rate for such Loans will be based upon the [Telerate Page or Reference Bank] Rate; and

                (e)     The date of the requested Borrowing is to be __________, ____.

          3.   Borrower hereby certifies to Administrative Agent and Lenders that, on the date of this Notice of Revolving Loan Borrowing and after giving effect to the requested Revolving Loan Borrowing:

                (a)     The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); and

  A-1

                (b)     No Default has occurred and is continuing.

          4.   Please disburse the proceeds of the requested Revolving Loan Borrowing to _____________________________
__________________________________________________________________________________________________
__________________________________________________________________________.

          IN WITNESS WHEREOF, Borrower has executed this Notice of Revolving Loan Borrowing on the date set forth above.

                                                                                                                          ADOBE SYSTEMS INCORPORATED

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

A-2

EXHIBIT B

EXTENSION REQUEST

[Date]

ABN AMRO Bank N.V.
  as Administrative Agent
Agency Services
208 South LaSalle Street
Chicago, IL 60604-1003
Attn: Joycelyn Gay

          1.   Reference is made to that certain Credit Agreement, dated as of August 9, 2000 (the “Credit Agreement”), among Adobe Systems Incorporated (“Borrower”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, “Administrative Agent” ). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2.   Pursuant to Paragraph 2.02(a) of the Credit Agreement, Borrower hereby irrevocably requests Lenders to extend the Revolving Maturity Date for an additional 364 days.

          3.   Borrower hereby certifies to Lenders and Administrative Agent that, on the date of this Extension Request, and after giving effect to the requested extension of the Revolving Loan Maturity Date:

                (a)     The representations and warranties of Borrower set forth inParagraph 4.01 of the Credit Agreement and in the other
          Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); and

                (b)     No Default has occurred and is continuing.

B-1

IN WITNESS WHEREOF, Borrower has executed this Extension Request on the date set forth above.

                                                                                                                          ADOBE SYSTEMS INCORPORATED

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

CONSENT

The undersigned Lender hereby consents to the above Extension Request:

                                                                                                                          ___________________________________

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

B-2

EXHIBIT C

NOTICE OF TERM LOAN BORROWING

_______, ____

ABN AMRO Bank N.V.
  as Administrative Agent
Agency Services
208 South LaSalle Street
Chicago, IL 60604-1003
Attn: Joycelyn Gay

          1.  Reference is made to that certain Credit Agreement, dated as of August 9, 2000 (the “Credit Agreement”), among Adobe Systems Incorporated (“Borrower”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and ABN AMRO Bank N.V., as agent for Lenders (in such capacity, “Administrative Agent”). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2.  Pursuant to Subparagraph 2.03(b) of the Credit Agreement, Borrower hereby irrevocably requests the Term Loan Borrowing on the Revolving Loan Maturity Date upon the following terms:

                (a)     The principal amount of the requested Borrowing is to be $__________; and

                (b)     The requested Borrowing is to consist initially of the following Portions[s] (specify for each Portion the amount; Type;
          and, for each LIBOR Portion, Interest Period and basis for determining the initial LIBO Rate Telerate Page or Reference Bank):

Portion Amount		Portion Type	Interest Period	LIBO Rate Basis

$	__________	__________	__ month[s]	__________
$	__________	__________	__ month[s]	__________
$	__________	__________	__ month[s]	__________
$	__________	__________	__ month[s]	__________
$	__________	__________	__ month[s]	__________

C-1

          3.   Borrower hereby certifies to Administrative Agent and Lenders that, on the date of this Notice of Term Loan Borrowing and after giving effect to the requested Borrowing:

                (a)     The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other
          Credit Documents are true and correct in all material respects as if made on such date (except for representations and warranties expressly made as of a specified date, which shall be true as of such date); and

                (b)     No Default has occurred and is continuing.

          4.   The proceeds of the Term Loan Borrowing shall be distributed to the Lenders on the Revolving Loan Maturity Date to repay all Revolving Loans outstanding on that date.

          IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Borrowing on the date set forth above.

                                                                                                                          ADOBE SYSTEMS INCORPORATED

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

C-2

EXHIBIT D

NOTICE OF INTEREST PERIOD SELECTION

_______, ____

ABN AMRO BANK N.V.
     as Administrative Agent
Agency Services
208 South LaSalle Street
Chicago, IL 60604-1003
Attn: Joycelyn Gay

          1.  Reference is made to that certain Credit Agreement, dated as of August 9, 2000 (the “Credit Agreement”), among Adobe Systems Incorporated (“Borrower”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2.  Pursuant to Subparagraph 2.04(b) of the Credit Agreement, Borrower hereby irrevocably selects a new Interest Period for a [Revolving Loan Borrowing][Portion of the Term Loan Borrowing] as follows:

                (a)     The [Borrowing][Portion] for which a new Interest Period is to be selected [consists of LIBOR Loans]
          [is a LIBOR Portion] in the aggregate principal amount of $__________;

                (b)     The current Interest Period for such [Borrowing][Portion] is _______ month[s] and expires on
          ________, ____;

                (c)     The next Interest Period for such [Borrowing][Portion], commencing upon the last day of the current
          Interest Period, is to be _________ month[s]; and

                (d)     The initial LIBO Rate for such Interest Period will be based upon the [“Telerate Page” or
          “Reference Bank”] Rate.

D-1

          IN WITNESS WHEREOF, Borrower has executed this Notice of Interest Period Selection on the date set forth above.

ADOBE SYSTEMS INCORPORATED

By:	_______________________________
Name:	______________________
Title:	______________________

By:	_______________________________
Name:	______________________
Title:	______________________

D-2

EXHIBIT E

NOTICE OF TERM LOAN CONVERSION

     _______, ____

ABN AMRO BANK N.V.
     as Administrative Agent
Agency Services
208 South LaSalle Street
Chicago, IL 60604-1003
Attn: Joycelyn Gay

          1.  Reference is made to that certain Credit Agreement, dated as of August 9, 2000 (the “Credit Agreement”), among Adobe Systems Incorporated (“Borrower”), the financial institutions listed in Schedule I to the Credit Agreement (the “Lenders”) and ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”). Unless otherwise indicated, all terms defined in the Credit Agreement have the same respective meanings when used herein.

          2.  Pursuant to Subparagraph 2.04(c) of the Credit Agreement, Borrower hereby irrevocably requests to convert a Portion of the Term Loan Borrowing at the end of its current Interest Period as follows:

                (a)     The Portion of the Term Loan Borrowing to be converted is the [“Base Rate” or “LIBOR”] Portion in the aggregate principal amount of $__________ [which has a current Interest Period of ____ month[s] expiring on __________, ____];

                (b)     The Portion to be converted is to be converted into [a] Portion(s) of [a] Type(s); in [an] amount(s);
           and, if such Portion(s) is [are] to include a LIBOR Portion(s), the Interest Period(s) therefor and the basis for determining the initial LIBO Rate – Telerate Page or Reference Bank is [are] as follows:

	Portion Amount	Portion Type	Interest Period	LIBO Rate Basis

$			__ month[s]
$			__ month[s]
$			__ month[s]
$			__ month[s]
$			__ month[s]
$			__ month[s]

E-1

          IN WITNESS WHEREOF, Borrower has executed this Notice of Term Loan Conversion on the date set forth above.

ADOBE SYSTEMS INCORPORATED

By:	_______________________________
Name:	______________________
Title:	______________________

By:	_______________________________
Name:	______________________
Title:	______________________

E-2

EXHIBIT F

NEW LENDER JOINDER

          THIS NEW LENDER JOINDER (this “New Lender Joinder”), dated as of____________, ____, is executed by ___________________ (“New Lender”) in favor of ADOBE SYSTEMS INCORPORATED (“Borrower”) and ABN AMRO BANK N.V., acting as agent (in such capacity, and each successor thereto in such capacity, “Administrative Agent”) for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the “Lenders”).

RECITALS

          A.   Pursuant to a Credit Agreement dated as of August 9, 2000 (as amended from time to time, the “Credit Agreement”), among Borrower, Lenders and Administrative Agent, Lenders have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

          B.   New Lender is willing to commit to make loans to Borrower as contemplated by the Credit Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, New Lender hereby agrees with Borrower and Administrative Agent as follows:

          1.   Definitions. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement.

          2.   Agreement to be Bound. Effective ______ , ______ (the “Commitment Effective Date”), upon the consent of Borrower and Administrative Agent and acceptance of this New Lender Joinder by Administrative Agent for recording as evidenced by delivery of a notice in the form of Attachment 1 hereto, New Lender hereby accepts a Commitment of ___________ Dollars ($_______________) and agrees to perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by a Lender with such Commitment.

          3.   Representations, Warranties and Covenants. New Lender further represents, warrants and covenants with Borrower, Administrative Agent and Lenders as follows:

                (a)     New Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this
          New Lender Joinder.

               (b)     New Lender will, independently and without reliance upon Administrative Agent or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

               (c)     New Lender appoints and authorizes Administrative Agent to take such action as Administrative
          Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as Administrative Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VII of the Credit Agreement.

               (d)     Attachment 2 hereto sets forth administrative information with respect to New Lender.

               (e)     New Lender hereby (     ) DOES (     ) DOES NOT request a Revolving Loan Note.

          4.   Miscellaneous. This New Lender Joinder shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this New Lender Joinder are for convenience of reference only and are not part of the substance hereof.

          IN WITNESS WHEREOF, New Lender has caused this New Lender Joinder to be executed by its duly authorized officer as of the Commitment Effective Date.

[NEW LENDER]

By:

Name:

Title:

CONSENTED TO BY:

ADOBE SYSTEMS INCORPORATED

By:

Name:

Title:

By:

Name:

Title:

As Administrative Agent

By:

Name:

Title:

ACCEPTED FOR RECORDATION
     IN REGISTER:

As Administrative Agent

By:

Name:

Title:

ATTACHMENT 1
TO NEW LENDER JOINDER

FORM OF
COMMITMENT EFFECTIVE NOTICE

          Reference is made to the Credit Agreement, dated as of August 9, 2000, among ADOBE SYSTEMS INCORPORATED (“Borrower”), the financial institutions parties thereto (the “Lenders”) and ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”). Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed New Lender Joinder executed by__________________(“New Lender”), a copy of which is attached hereto. [Note: Attach copy of New Lender Joinder.] Terms defined in the Credit Agreement are used herein as therein defined.

          1.  Pursuant to such New Lender Joinder, you are advised that New Lender shall have a Commitment of $_______, effective _____________ (“Commitment Effective Date”).

          2.  Pursuant to such New Lender Joinder, Borrower is required to deliver to Administrative Agent on or before the Commitment Effective Date a Revolving Loan Note, dated August 9, 2000, in the principal amount of New Lender’s Commitment.

          3.  Pursuant to such New Lender Joinder, New Lender is required to pay $_______, which constitutes New Lender’s Proportionate Share of all outstanding Revolving Loan Borrowings, to Administrative Agent at or before 12:00 Noon on the Commitment Effective Date in same day or immediately available funds. Administrative Agent shall disburse such funds to the other Lenders in the amount necessary so that each Lender’s outstanding Revolving Loans are equal to such Lender’s Proportionate Share of all outstanding Revolving Loan Borrowings.

Very truly yours,

ABN AMRO BANK N.V.
as Administrative Agent

By:	_______________________________
Name:	______________________
Title:	______________________

By:	_______________________________
Name:	______________________
Title:	______________________

F-1

ATTACHMENT 2
TO NEW LENDER JOINDER

[New Lender]

Domestic Lending Office:

Euro-Dollar Lending Office:

Address for Notices:

Wiring Instructions:

F-1

EXHIBIT G

CONSENT TO INCREASE COMMITMENT

          THIS CONSENT TO INCREASE COMMITMENT (this “Consent to Increase Commitment”), dated as of ____________, ____, is executed by ____________ (“Existing Lender”) in favor of ADOBE SYSTEMS INCORPORATED (“Borrower”) and ABN AMRO BANK N.V., acting as agent (in such capacity, and each successor thereto in such capacity, “Administrative Agent”) for the financial institutions which are from time to time parties to the Credit Agreement referred to in Recital A below (collectively, the “Lenders”).

RECITALS

          A.   Pursuant to a Credit Agreement dated as of August 9, 2000 (as amended from time to time, the “Credit Agreement”), among Borrower, Lenders (including Existing Lender) and Administrative Agent, Lenders have agreed to extend certain credit facilities to Borrower upon the terms and subject to the conditions set forth therein.

          B.   Existing Lender is willing to increase its commitment to make loans to Borrower as contemplated by the Credit Agreement.

AGREEMENT

          NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Existing Lender hereby agrees with Borrower and Administrative Agent as follows:

          1.   Definitions. Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meanings given to those terms in the Credit Agreement.

          2.   Agreement to Increase Commitment. Effective ____________,____, (the “Commitment Effective Date”), upon the consent of Borrower and Administrative Agent and acceptance of this Consent to Increase Commitment by Administrative Agent for recording as evidenced by delivery of a notice in the form of Attachment 1 hereto, Existing Lender hereby agrees to increase its Commitment to ____________ Dollars ($____ ).

          3.   Delivery of Note. On or prior to the Commitment Effective Date, Existing Lender will deliver to Administrative Agent the Revolving Loan Note, if any, payable to Existing Lender and advise Administrative Agent whether Existing Lender requests a replacement Revolving Loan Note in the amount of Existing Lender’s increased Commitment.

          4.   Miscellaneous. This Consent to Increase Commitment shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Consent to Increase Commitment are for convenience of reference only and are not part of the substance hereof.

          IN WITNESS WHEREOF, Existing Lender has caused this Consent to Increase Commitment to be executed by its duly authorized officer as of the Commitment Effective Date.

[EXISTING LENDER]

By:

Name:

Title:

CONSENTED TO BY:

ADOBE SYSTEMS INCORPORATED

By:

Name:

Title:

By:

Name:

Title:

As Administrative Agent

By:

Name:

Title:

ACCEPTED FOR RECORDATION
    IN REGISTER

As Administrative Agent

By:

Name:

Title:

ATTACHMENT 1
TO CONSENT TO INCREASE COMMITMENT

FORM OF
COMMITMENT EFFECTIVE NOTICE

          Reference is made to the Credit Agreement, dated as of August 9, 2000, among ADOBE SYSTEMS INCORPORATED (“Borrower”), the financial institutions parties thereto (the “Lenders”) and ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”). Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed Consent to Increase Commitment executed by __________________ (“Existing Lender”), a copy of which is attached hereto. [Note: Attach copy of Consent to Increase Commitment.] Terms defined in the Credit Agreement are used herein as therein defined.

          1.   Pursuant to such Consent to Increase Commitment, you are advised that the Commitment of Existing Lender shall increase to $______________ , effective ________________ (“Commitment Effective Date”).

          2.   Pursuant to such Consent to Increase Commitment, Existing Lender is required to deliver to Administrative Agent on or before the Commitment Effective Date the Revolving Loan Note, if any, payable to Existing Lender.

          3.   Pursuant to such Consent to Increase Commitment, Borrower is required to deliver to Administrative Agent on or before the Commitment Effective Date a Revolving Loan Note, dated August 9, 2000, in the principal amount of Existing Lender’s increased Commitment.

          4.   Pursuant to such Consent to Increase Commitment, Existing Lender is required to pay $ _______________, which constitutes the difference between the principal amount of Existing Lender’s outstanding Revolving Loans and its Proportionate Share of all outstanding Revolving Loan Borrowings, to Administrative Agent at or before 12:00 Noon on the Commitment Effective Date in same day or immediately available funds. Administrative Agent shall disburse such funds to the other Lenders in the amount necessary so that each Lender’s outstanding Revolving Loans are equal to such Lender’s Proportionate Share of all outstanding Revolving Loan Borrowings.

Very truly yours,

ABN AMRO BANK N.V.
as Administrative Agent

By:	_______________________________
Name:	______________________
Title:	______________________

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

EXHIBIT H

REVOLVING LOAN NOTE

$______________                                                                                                       ___________________, __________
                                                                                                                                          ________________, ____

          FOR VALUE RECEIVED, ADOBE SYSTEMS INCORPORATED, a Delaware corporation (“Borrower”), hereby promises to pay to the order of ____________________, a ____________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($__________) or such lesser amount as shall equal the aggregate outstanding principal balance of the Revolving Loans made by Lender to Borrower pursuant to the Credit Agreement referred to below (as amended from time to time, the “Credit Agreement”), on or before the Revolving Loan Maturity Date specified in the Credit Agreement; and to pay interest on said sum, or such lesser amount, at the rates and on the dates provided in the Credit Agreement.

          Borrower shall make all payments hereunder, for the account of Lender’s Applicable Lending Office, to Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

          Borrower hereby authorizes Lender to record on the schedule(s) annexed to this note the date and amount of each Revolving Loan and of each payment or prepayment of principal made by Borrower and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, however, that the failure of Lender to make any such notation shall not affect Borrower’s obligations hereunder.

          This note is one of the Revolving Loan Notes referred to in the Credit Agreement, dated as of August 9, 2000, among Borrower, Lender and the other financial institutions from time to time parties thereto (collectively, the “Lenders”) and ABN AMRO Bank N.V., as agent for Lenders. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

        The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

        Borrower shall pay all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, Borrower has executed this Revolving Loan Note on the date set forth above.

                                                                                                                          ADOBE SYSTEMS INCORPORATED

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

                                                                                                                          By: ___________________________
                                                                                                                                 Name: _____________________
                                                                                                                                 Title: ______________________

LOANS AND PAYMENTS OF PRINCIPAL

				Amount of	Unpaid
	Type of	Amount of	Interest	Principal Paid	Principal	Notation
Date	Loan	Loan	Period	or Prepaid	Balance	Made By

EXHIBIT I

TERM LOAN NOTE

$_______________                                                                                                     ____________________,_____
                                                                                                                                           ___________________,____

          FOR VALUE RECEIVED, ADOBE SYSTEMS INCORPORATED, a Delaware corporation (“Borrower”), hereby promises to pay to the order of ____________________, a ____________________ (“Lender”), the principal sum of ______________________________ DOLLARS ($__________), payable on the Term Loan Maturity Date; and to pay interest on the outstanding balance of said sum at the rates and on the dates provided in the Credit Agreement referred to below (as amended from time to time, the “Credit Agreement”).

          Borrower shall make all payments hereunder, for the account of Lender’s Applicable Lending Office, to Administrative Agent as indicated in the Credit Agreement, in lawful money of the United States and in same day or immediately available funds.

          This note is one of the Term Loan Notes referred to in the Credit Agreement, dated as of August 9, 2000, among Borrower, Lender and the other financial institutions from time to time parties thereto (collectively, the “Lenders”) and ABN AMRO Bank N.V., as agent for Lenders. This note is subject to the terms of the Credit Agreement, including the rights of prepayment and the rights of acceleration of maturity set forth therein. Terms used herein have the meanings assigned to those terms in the Credit Agreement, unless otherwise defined herein.

          The transfer, sale or assignment of any rights under or interest in this note is subject to certain restrictions contained in the Credit Agreement, including Paragraph 8.05 thereof.

          Borrower shall pay all reasonable fees and expenses, including reasonable attorneys’ fees, incurred by Lender in the enforcement or attempt to enforce any of Borrower’s obligations hereunder not performed when due. Borrower hereby waives notice of presentment, demand, protest or notice of any other kind. This note shall be governed by and construed in accordance with the laws of the State of California.

          IN WITNESS WHEREOF, Borrower has executed this Term Loan Note on the date set forth above.

                                                                                                              ADOBE SYSTEMS INCORPORATED

                                                                                                              By : ________________________________
                                                                                                                      Name: __________________________
                                                                                                                      Title:   __________________________

                                                                                                              By:  ________________________________

I-1

                                                                                                              Name: _______________________________

                                                                                                              Title:   _______________________________

I-2

EXHIBIT J

ASSIGNMENT AGREEMENT

     THIS ASSIGNMENT AGREEMENT, dated as of the date set forth at the top of Attachment 1 hereto, by and among:

              (1)     The bank designated under item A of Attachment 1 hereto as the Assignor Lender
     (“Assignor Lender”); and

              (2)     Each bank designated under item B of Attachment 1 hereto as an Assignee Lender (individually, an
      “Assignee Lender”).

RECITALS

     A.     Assignor Lender is one of Lenders which is a party to the Credit Agreement dated as of August 9, 2000, by and among ADOBE SYSTEMS INCORPORATED (“Borrower”), Assignor Lender and the other financial institutions parties thereto (collectively, the “Lenders”) and ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”). (Such credit agreement, as amended, supplemented or otherwise modified in accordance with its terms from time to time to be referred to herein as the “Credit Agreement”).

     B.     Assignor Lender wishes to sell, and Assignee Lender wishes to purchase, all or a portion of Assignor Lender’s rights under the Credit Agreement pursuant to Subparagraph 8.05(c) of the Credit Agreement.

AGREEMENT

    Now, therefore, the parties hereto hereby agree as follows:

     1.     Definitions. Except as otherwise defined in this Assignment Agreement, all capitalized terms used herein and defined in the Credit Agreement have the respective meanings given to those terms in the Credit Agreement.

     2.     Sale and Assignment. Subject to the terms and conditions of this Assignment Agreement, Assignor Lender hereby agrees to sell, assign and delegate, without recourse except to the extent of its representations and warranties expressly set forth herein, to each Assignee Lender and each Assignee Lender hereby agrees to purchase, accept and assume the rights, obligations and duties of a Lender under the Credit Agreement and the other Credit Documents having Commitments and Loans as set forth under the caption “Commitments or Loans Transferred” opposite such Assignee Lender’s name on Attachment 1 hereto and corresponding Proportionate Shares. Such sale, assignment and delegation shall become effective on the date designated in Attachment 1 hereto (the “Assignment Effective Date”), which date shall be, unless Administrative Agent shall otherwise consent, at least five (5) Business Days after the date following the date counterparts of this Assignment Agreement are delivered to Administrative Agent in accordance with Paragraph 3 hereof.

     3.     Assignment Effective Notice. Upon (a) receipt by Administrative Agent of five (5) counterparts of this Assignment Agreement (to each of which is attached a fully completed Attachment 1), each of which has been executed by Assignor Lender and each Assignee Lender (and, to the extent required by Subparagraph 8.05(c) of the Credit Agreement, by Borrower and Administrative Agent) and (b) payment to Administrative Agent of the registration and processing fee specified in Subparagraph 8.05(f) of the Credit Agreement by Assignor Lender, Administrative Agent will transmit to Borrower, Assignor Lender and each Assignee Lender an Assignment Effective Notice substantially in the form of Attachment 2 hereto, fully completed (an “Assignment Effective Notice”).

     4.     Assignment Effective Date. At or before 12:00 noon (local time of Assignor Lender) on the Assignment Effective Date, each Assignee Lender shall pay to Assignor Lender, in immediately available or same day funds, an amount equal to the purchase price, as agreed between Assignor Lender and such Assignee Lender (the “Purchase Price”), for the Commitments, Loans and Proportionate Shares purchased by such Assignee Lender hereunder. Effective upon receipt by Assignor Lender of the Purchase Price payable by each Assignee Lender, the sale, assignment and delegation to such Assignee Lender of such Commitments, Loans and Proportionate Shares as described in Paragraph 2 hereof shall become effective.

     5.     Payments After the Assignment Effective Date. Assignor Lender and each Assignee Lender hereby agree that Administrative Agent shall, and hereby authorize and direct Administrative Agent to, allocate amounts payable under the Credit Agreement and the other Credit Documents as follows:

             (a)      All principal payments made after the Assignment Effective Date with respect to each Commitment, Loan and Proportionate Share assigned to an Assignee Lender pursuant to this Assignment Agreement shall be payable to such Assignee Lender.

             (b)      All interest, fees and other amounts accrued after the Assignment Effective Date with respect to each
     Commitment, Loan and Proportionate Share assigned to an Assignee Lender pursuant to this Assignment
     Agreement shall be payable to such Assignee Lender.

Assignor Lender and each Assignee Lender shall make any separate arrangements between themselves which they deem appropriate with respect to payments between them of amounts paid under the Credit Documents on account of the Commitments, Loans and Proportionate Shares assigned to such Assignee Lender, and neither Administrative Agent nor Borrower shall have any responsibility to effect or carry out such separate arrangements.

     6.     Delivery of Notes. On or prior to the Assignment Effective Date, Assignor Lender will deliver to Administrative Agent the Notes, if any, payable to Assignor Lender. On or prior to the Assignment Effective Date, Borrower will, if so requested by Assignee Lender(s) and Assignor Lenders, deliver to Administrative Agent new Notes for each Assignee Lender and Assignor Lender, in each case in principal amounts reflecting, in accordance with the Credit Agreement, their respective Commitments and Loans (as adjusted pursuant to this Assignment Agreement). Each such new Note shall be dated as provided in Subparagraph 8.05(c) of the

Credit Agreement.     Promptly after the Assignment Effective Date, Administrative Agent will send to each of Assignor Lender and the Assignee Lenders its new Notes and will send to Borrower the superseded Notes payable to Assignor Lender, marked “Replaced.”

     7.    Delivery of Copies of Credit Documents. Concurrently with the execution and delivery hereof, Assignor Lender will provide to each Assignee Lender (if it is not already a Lender party to the Credit Agreement) conformed copies of all documents delivered to Assignor Lender on or prior to the Closing Date in satisfaction of the conditions precedent set forth in the Credit Agreement.

     8.      Further Assurances. Each of the parties to this Assignment Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment Agreement.

     9.      Further Representations, Warranties and Covenants. Assignor Lender and each Assignee Lender further represent and warrant to and covenant with each other, Administrative Agent and Lenders as follows:

             (a)     Other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned hereby free and clear of any adverse claim, Assignor Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents furnished or the collateral or any security interest therein.

             (b)     Assignor Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or any of its obligations under the Credit Agreement or any other Credit
      Documents.

             (c)     Each Assignee Lender confirms that it has received a copy of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement.

             (d)     Each Assignee Lender will, independently and without reliance upon Administrative Agent, Assignor
      Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents.

             (e)      Each Assignee Lender appoints and authorizes Administrative Agent to take such action as
      Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit
      Documents as Administrative Agent is authorized to exercise by the terms thereof, together with such powers as are reasonably incidental thereto, all in accordance with Section VII of the Credit Agreement.

              (f)      Each Assignee Lender agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

              (g)      Attachment 1 hereto sets forth administrative information with respect to each Assignee Lender.

     10.     Effect of this Assignment Agreement. On and after the Assignment Effective Date, (a) each Assignee Lender shall be a Lender with Commitments and Loans equal to the Commitments and Loans set forth under the caption “Commitments or Loans After Assignment” opposite such Assignee Lender’s name on Attachment 1 hereto and corresponding Proportionate Shares and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents and (b) Assignor Lender shall be a Lender with Commitments and Loans equal to the Commitments and Loans set forth under the caption “Commitments or Loans After Assignment” opposite Assignor Lender’s name on Attachment 1 hereto and corresponding Proportionate Shares and shall have the rights, duties and obligations of such a Lender under the Credit Agreement and the other Credit Documents, or, if the Commitments and Loans of Assignor Lender have been reduced to $0, Assignor Lender shall cease to be a Lender and shall have no further obligation to make any Loans.

     11.     Miscellaneous. This Assignment Agreement shall be governed by, and construed in accordance with, the laws of the State of California. Paragraph headings in this Assignment Agreement are for convenience of reference only and are not part of the substance hereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed by their respective duly authorized officers as of the date set forth in Attachment 1 hereto.

                                                                                            _______________________________________________, as
                                                                                            Assignor Lender

                                                                                            By:       __________________________________________
                                                                                                         Name:   ___________________________________
                                                                                                         Title:     ___________________________________

                                                                                            ____________________________________________, as an
                                                                                            Assignee Lender

                                                                                            By:      ____________________________________________
                                                                                                         Name:    ____________________________________
                                                                                                         Title:      ____________________________________

                                                                                            ____________________________________________, as an
                                                                                            Assignee Lender

                                                                                            By:     ____________________________________________
                                                                                                         Name:     ___________________________________
                                                                                                         Title:       ___________________________________

                                                                                            ____________________________________________, as an
                                                                                            Assignee Lender

                                                                                            By:     ____________________________________________
                                                                                                          Name:    ___________________________________
                                                                                                          Title:      ___________________________________

CONSENTED TO AND ACKNOWLEDGED BY:

ADOBE SYSTEMS INCORPORATED

By:    ___________________________________
         Name:  _____________________________
         Title:    _____________________________

By:    ___________________________________
         Name:  _____________________________
         Title:    _____________________________

________________________________________,
As Administrative Agent

By:    ___________________________________
         Name:  _____________________________
         Title:    _____________________________

ACCEPTED FOR RECORDATION
  IN REGISTER:

________________________________________,
As Administrative Agent

By:    ____________________________________
         Name:  ______________________________
         Title:    ______________________________

ATTACHMENT 1
TO ASSIGNMENT AGREEMENT

______________, ____

ATTACHMENT 1
TO ASSIGNMENT AGREEMENT

PART A

	Commitments or Loans				Commitments or Loans
	Assigned				After Assignment

	Commitment		Loan		Commitment		Loan

Assignor Lender:

______________	$	__________	$	__________	$	__________	$	__________

Assignee Lenders:

______________	$	__________	$	__________	$	__________	$	__________
______________	$	__________	$	__________	$	__________	$	__________
______________	$	__________	$	__________	$	__________	$	__________
______________	$	__________	$	__________	$	__________	$	__________

J(1)-1

PART B

[Assignee Lender]

Domestic Lending Office:

Euro-Dollar Lending Office:

 Address for Notices:

Wiring Instructions:

J(1)-2

C.	ASSIGNMENT EFFECTIVE DATE: ______________________, ______

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ATTACHMENT 2

TO ASSIGNMENT AGREEMENT

FORM OF

ASSIGNMENT EFFECTIVE NOTICE

        Reference is made to the Credit Agreement, dated as of August 9, 2000, among ADOBE SYSTEMS INCORPORATED (“Borrower”), the financial institutions parties thereto (the “Lenders”) and ABN AMRO BANK N.V., as agent for Lenders (in such capacity, “Administrative Agent”). Administrative Agent hereby acknowledges receipt of five executed counterparts of a completed Assignment Agreement, a copy of which is attached hereto. [Note: Attach copy of Assignment Agreement.] Terms defined in such Assignment Agreement are used herein as therein defined.

        1.     Pursuant to such Assignment Agreement, you are advised that the Assignment Effective Date will be __________.

        2.     Pursuant to such Assignment Agreement, Assignor Lender is required to deliver to Administrative Agent on or before the Assignment Effective Date the Note, if any, payable to Assignor Lender.

        3.     Pursuant to such Assignment Agreement, Borrower is required to deliver to Administrative Agent on or before the Assignment Effective Date the following Notes, each dated _________________ [Insert appropriate date]:

               [Describe each new Note, if any, for Assignor Lender and each Assignee Lender as to principal amount.]

        4.     Pursuant to such Assignment Agreement, each Assignee Lender is required to pay its Purchase Price to Assignor Lender at or before 12:00 Noon on the Assignment Effective Date in immediately available funds.

                                                                                  Very truly yours,

                                                                                  ABN AMRO BANK N.V.

                                                                                       as Administrative Agent

                                                                                  ; By:      ________________________________

                                                                                               Name:    _________________________

                                                                                               Title:      _________________________

J(2)-1